Exhibit 10.1
CREDIT AGREEMENT
Dated as of August 15, 2025
Among
CEDAR REALTY TRUST PARTNERSHIP, L.P.
as Borrower
THE LENDERS FROM TIME-TO-TIME PARTY HERETO
KEYBANC CAPITAL MARKETS,
as Lead Arranger and Bookrunner
KEYBANK NATIONAL ASSOCIATION,
as Administrative Agent

4431696.9

TABLE OF CONTENTS

i

v

SCHEDULES

Schedule 1.1        --    Lenders’ Commitment Percentage
Schedule 4        --    Authorized Officers
Schedule 6.4        --    Ownership Interests and Taxpayer Identification Numbers
Schedule 6.5        --    Litigation
Schedule 15.1        --    Notices
Schedule EP        --    Existing Portfolio
Schedule HFS        --    Held For Sale Properties

EXHIBITS

Exhibit A    --    Form of Loan Notice
Exhibit B    --    Form of Note
Exhibit C     --    Form of Compliance Certificate
Exhibit D     --    Form of Assignment and Assumption
Exhibit E     --     Form of Closing Compliance Certificate

CREDIT AGREEMENT
This agreement (this “Credit Agreement” or “Agreement”) is made and entered into as of August 15, 2025, by and between CEDAR REALTY TRUST PARTNERSHIP, L.P., a Delaware limited partnership (the “Borrower”), KEYBANK NATIONAL ASSOCIATION (“KeyBank”) and the several banks and other financial institutions as are, or may from time to time become parties to this Agreement (each a “Lender” and collectively, the “Lenders”), KEYBANC CAPITAL MARKETS, as Lead Arranger and Bookrunner, and KEYBANK NATIONAL ASSOCIATION, as administrative agent for the Lenders (the “Administrative Agent”).
WITNESSETH:
WHEREAS, the Borrower has requested that the Lenders provide a staged advance credit facility to the Borrower in the amount of $20,000,000.00 which the Lenders have agreed to provide on the terms and conditions set forth herein.
NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
1.DEFINITIONS.
1.1Defined Terms.
As used in this Credit Agreement, the following terms shall have the meanings specified below unless the context otherwise requires:
“Account Pledge” shall mean the Account Pledge and Security Agreement of even date executed by the Borrower in favor of the Administrative Agent.
“Act” shall have the meaning set forth in Section 15.19.
“Adjusted Daily Simple SOFR” means with respect to a Daily Simple SOFR Loan, the greater of (1) Daily Simple SOFR and (2) the Floor.
“Adjusted Term SOFR” means for any Available Tenor and Interest Period with respect to a SOFR Loan, the greater of (1) Term SOFR for such Interest Period and (2) the Floor.
“Administrative Agent” shall mean, KeyBank National Association, acting as agent for the Lenders, together with its permitted successors and assigns.
“Administrative Agent’s Office” shall mean the Administrative Agent’s address and, as appropriate, account as set forth in Section 15.1, or such other address or account as the Administrative Agent may from time to time provide written notice to the Borrower and the Lenders.

“Administrative Questionnaire” shall mean an Administrative Questionnaire in a form supplied by the Administrative Agent.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” shall mean, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
“Agent Parties” shall have the meaning set forth in Section 15.1(c).
“Aggregate Appraised Value” shall mean, with respect to any group of Individual Properties, the sum of the Appraised Values for such Individual Properties.
“Agreement” shall have the meaning set forth in the Preamble.
“Anti-Corruption Laws” shall mean the FCPA, the UK Bribery Act 2010 and similar, applicable legislation in other jurisdictions, in each case, solely to the extent applicable to WHLR, CRT or any of their Subsidiaries.
“Applicable Lending Office” shall mean, with respect to each Lender, the office designated by such Lender to the Administrative Agent as such Lender’s lending office for all purposes of this Agreement. A Lender may have a different Applicable Lending Office for Base Rate Loans and SOFR Loans.
“Applicable Margin” shall mean (A) 2.00% for Loans that are Base Rate Loans, and (B) 3.00% for Loans that are SOFR Loans, each such spread reducing by 0.25% if, as of prior quarter end, the Held for Sale Debt Yield shall be greater than ten percent (10%), with any such reduction (or increase) taking effect three (3) business days after receipt of a compliance certificate reflecting such Debt Yield.
“Appraisal” shall mean an MAI appraisal reflecting the “as is” appraised market value of an Individual Property in form and substance reasonably acceptable to the Administrative Agent and the Required Lenders and prepared by an MAI Appraiser.
“Appraised Value” shall mean, with respect to any Individual Property, the “as is” appraised market value for such Individual Property set forth in the most recent of the most recent Appraisal obtained by the Administrative Agent or the Borrower for such Individual Property.
“Approved Fund” shall mean any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Arranger” shall mean KeyBanc Capital Markets.

“Assignee Group” shall mean two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment adviser.
“Assignment and Assumption” shall mean an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 13.3, and accepted by the Administrative Agent), in substantially the form of Exhibit D or any other form approved by the Administrative Agent.
“Authorized Officer” shall mean, with respect to any Loan Party, Andrew Franklin and Crystal Plum, and their respective successors in the offices of Chief Executive Officer and Chief Financial Officer.
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement, or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.6.11(d)
“Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” shall mean (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Base Rate” means, for any day, a fluctuating interest rate per annum equal to the highest of (i) the Federal Funds Effective Rate plus 0.50% per annum, (ii) the rate of interest in effect for such day as established from time to time by the Administrative Agent as its “prime rate”, whether or not publicly announced, which interest rate may or may not be the lowest rate charged by it for commercial loans or other extensions of credit, (iii) Adjusted Term SOFR for a one month tenor in effect on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1.00% per annum, and (iv) 1.00% per annum. Any change in the Base Rate due to a change in the prime rate, the Federal Funds Effective Rate or Adjusted Term SOFR shall be effective from and including the effective date of such change in the prime rate, the Federal Funds Effective Rate or Adjusted Term SOFR, respectively.

“Base Rate Loan” shall mean any principal amount outstanding under this Agreement which pursuant to this Agreement bears interest at the Base Rate.
“Benchmark” means, initially, with respect to (a) any Daily Simple SOFR Loan, Daily Simple SOFR, and (b) any Term SOFR Loan, Term SOFR; provided that if a Benchmark Transition Event has occurred with respect to the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.6.11.
“Benchmark Replacement” means, with respect to any Benchmark Transition Event for the then-current Benchmark, the sum of: (i) the alternate benchmark rate that has been selected by the Administrative Agent in consultation with the Borrower as the replacement for such Benchmark giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for such Benchmark for syndicated credit facilities denominated in U.S. Dollars at such time and (ii) the related Benchmark Replacement Adjustment, if any; provided that, if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.
“Benchmark Replacement Adjustment” means, with respect to any replacement of any then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Available Tenor, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), if any, that has been selected by the Administrative Agent giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. Dollar denominated syndicated credit facilities.
“Benchmark Replacement Date” means the earlier to occur of the following events with respect to the then-current Benchmark:
(a)    in the case of clause (a) or (b) of the definition of “Benchmark Transition Event”, the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or
(b)    in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.
For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” means, with respect to the then-current Benchmark, the occurrence of one or more of the following events with respect to such Benchmark:
(a)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
(b)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or
(c)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Start Date” means, with respect to any Benchmark, in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).
“Benchmark Unavailability Period” means, with respect to any then-current Benchmark, the period (if any) (i) beginning at the time that a Benchmark Replacement Date with respect to such Benchmark pursuant to clauses (a) or (b) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.6.10 and (ii) ending at the time that a Benchmark Replacement has replaced such Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.6.11.
“Beneficial Ownership Certification” shall mean a certification regarding beneficial ownership required by the Beneficial Ownership Regulation, which certification shall be substantially similar in form and substance to the form of Certification Regarding Beneficial Owners of Legal Entity Customers published jointly, in May 2018, by the Loan Syndications and Trading Association and Securities Industry and Financial Markets Association.
“Beneficial Ownership Regulation” shall mean 31 C.F.R. §1010.230.
“BHC Act Affiliate” shall have the meaning set forth in Section 15.21.
“Borrower” shall have the meaning set forth in the Preamble.
“Borrower Account(s)” shall mean the deposit account(s) of the Borrower maintained with KeyBank National Association which is subject to the Account Pledge.
“Borrower Materials” shall have the meaning set forth in Section 7.2.7.
    “Borrower Reduction Date” shall have the meaning set forth in Section 2.2.2(b).
    “Borrower Pledge” shall mean, collectively, those certain Pledge and Security Agreements executed by the Borrower in favor of the Administrative Agent granting a lien and security interest on (as available) the equity interests in the Subsidiary Guarantors and the right to receive dividends and distributions from the Borrower’s Subsidiaries, and proceeds from capital events, including from the Subsidiaries that are the owners of mortgage encumbered Held for Sale Properties.
“Borrower Subsidiaries” shall mean, individually and collectively, all of the Subsidiaries of the Borrower and/or CRT.
“Borrower Termination Date” shall have the meaning set forth in Section 2.2.2(a).
“Breakage Fee” shall have the meaning set forth in Section 2.3.15.

“Business Day” means (i) any day other than Saturday, Sunday or any other day on which commercial banks in Cleveland, Ohio or New York, New York are authorized or required by law to close and (ii) with respect to any matters relating to SOFR Loans, a SOFR Business Day.
    “Calculation Date” shall mean the last day of each calendar quarter commencing with September 30, 2025, and the date of any Loan Advance, after giving effect to such Loan Advance.
“Calculation Period” shall mean for each Calculation Date, the three month period ending on such Calculation Date, annualized and including such proforma adjustments as may be reasonably required or acceptable to the Administrative Agent.
“Capital Stock” shall mean (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including without limitation, each class or series of common stock and preferred stock of such Person and (ii) with respect to any Person that is not a corporation, any and all investment units, partnership, membership or other equity interests of such Person.
“CFTC” means the Commodity and Futures Trading Commission, and any successor thereto.
“CFTC Regulations” means any and all regulations, rules, directives, or orders now or hereafter promulgated or issued by CFTC relating to Swap Contracts.
“Change in Law” shall mean the occurrence, after the Closing Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority. Notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines and directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.
“Change of Control” shall mean the occurrence of any of the following:
(a)    The acquisition by any Person, or “group” (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended) of Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended), directly or indirectly, of 50% or more of the outstanding shares of voting stock of WHLR, other than (i) short term acquisitions necessary in connection with the ultimate sale or other offerings of equity interests otherwise permitted hereunder, or (ii) acquisition of such amount by one or more of the Stilwell Investors;
(b)    During any period of twelve (12) consecutive calendar months (it being hereby agreed, for the avoidance of doubt, that the first such period shall begin on the Closing Date), individuals:
(1)    Who were directors of WHLR on the first day of such period; or
(2)    Whose election or nomination for election to the board of directors of WHLR was recommended or approved by at least a majority of the directors then still in office who were directors of WHLR on the first day of such period, or whose election or nomination for election was so approved, shall cease to constitute a majority of the board of directors of WHLR; or
(c)    CRT shall cease to be the sole general partner of Borrower; or
(d)    CRT shall cease to own a minimum of 100% of the beneficial ownership interest in the Borrower, or
(e)    WHLR shall fail to own, directly or indirectly, 51% or more of the common equity interests in CRT.
“Closing Date” shall have the meaning set forth in Section 5.1.
“Closing Compliance Certificate” shall mean a compliance certificate in the form of Exhibit E.
“CME” means CME Group Benchmark Administration Ltd.
“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to the Code are to the Code, as in effect at the date of this Agreement and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.
“Collateral” shall mean the collateral granted under the Account Pledge and the Borrower Pledge securing the Loan Documents.
    “Combined EBITDA” shall mean the sum of the Pro Rata Share of EBITDA for each Consolidated CRT Entity and each Unconsolidated CRT Entity.
“Commitment” shall mean, with respect to each Lender, the commitment of such Lender to make Loans hereunder, as may be amended from time to time by the Administrative Agent as provided in Article 13.

“Commitment Percentage” shall mean with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the Total Commitment represented by such Lender’s Commitment at such time. If the commitment of each Lender to make Loan Advances have been terminated pursuant to Article 11 or if the Total Commitment has expired, then the Commitment Percentage of each Lender shall be determined based on the Commitment Percentage of such Lender most recently in effect, giving effect to any subsequent assignments. The initial Commitment Percentage of each Lender is set forth opposite the name of such Lender on Schedule 1.1 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
    “Compliance Certificate” shall mean a compliance certificate in the form of Exhibit C.
“Conforming Changes” means, with respect to either the use or administration of Daily Simple SOFR or Term SOFR, or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “SOFR Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 2.3.15 and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).
“Consolidated” or “Consolidating” shall mean consolidated or consolidating as defined in accordance with GAAP.
    “Consolidated CRT Entity” or “Consolidated CRT Entities” shall mean, singly and collectively, the Borrower, CRT, and any Subsidiary of the Borrower or CRT that is Consolidated.
“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise (it being acknowledged that a Person shall not be deemed to lack Control of another Person even though certain decisions may be subject to “major decision” consent or approval rights of limited partners, shareholders or non-managing members or representative body or advisory bodies of the foregoing, as applicable). “Controlling” and “Controlled” have meanings correlative thereto.

“Covered Entity” shall have the meaning set forth in Section 15.21.
“Covered Party” shall have the meaning set forth in Section 15.21.
“Credit Agreement” shall have the meaning set forth in the Preamble.
“CRT” shall mean Cedar Realty Trust, Inc., a Maryland corporation.
“CRT Preferred Stock” shall mean the Series B and Series C Preferred Stock of CRT.
“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum (rounded in accordance with the Administrative Agent’s customary practice) equal to the greater of (A) SOFR for the day (such day, the “SOFR Determination Day”) that is five (5) SOFR Business Days (or such other period as determined by the Administrative Agent based on then prevailing market conventions) prior to (i) if such SOFR Rate Day is a SOFR Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a SOFR Business Day, the SOFR Business Day immediately preceding such SOFR Rate Day, in each case, as and when SOFR for such SOFR Rate Day is published by the Daily Simple SOFR Administrator on the SOFR Administrator’s Website and (B) the Floor. If by 5:00 pm (New York City time) on the second (2nd) SOFR Business Day immediately following any SOFR Determination Day, SOFR in respect of such SOFR Determination Day has not been published on the SOFR Administrator’s Website and a Benchmark Replacement Date with respect to Daily Simple SOFR has not occurred, then SOFR for such SOFR Determination Day will be SOFR as published in respect of the first preceding SOFR Business Day for which such SOFR was published on the SOFR Administrator’s Website; provided, that any SOFR determined pursuant to this sentence shall be utilized for purposes of calculation of Daily Simple SOFR for no more than three (3) consecutive SOFR Rate Days. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower.
“Daily Simple SOFR Loan” means each Loan bearing interest at a rate based upon Daily Simple SOFR.
“Debt” shall mean, with respect to any Person, without duplication, as of the date of determination, (i) all indebtedness of such Person for borrowed money, (ii) all indebtedness of such Person for the deferred purchase price of property or services (other than property and services purchased, and expense accruals and deferred compensation items arising, in the ordinary course of business, which exclusion shall include obligations incurred in connection with tenant improvements, tenant allowances and other capital expenditures), (iii) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments (other than performance, surety and appeal bonds arising in the ordinary course of business), (iv) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (v) all obligations of such Person under leases which have been, or should be, in accordance with generally accepted accounting principles, recorded as capital leases, to the extent required to be so recorded, (vi) all reimbursement, payment or similar obligations of such Person, contingent or otherwise, under acceptance, letter of credit or similar facilities (other than letters of credit in support of trade obligations or in connection with workers’ compensation, unemployment insurance, old-age pensions and other social security benefits in the ordinary course of business), (vii) net obligations under any Swap Contract not entered into as a hedge against existing Debt, in an amount equal to the Swap Termination Value thereof, (viii) any Guarantee of any indebtedness or other obligation of any Person, either directly or indirectly, of indebtedness described in clauses (i) through (vii), and (ix) all Debt referred to in clauses (i) through (viii) above secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien, security interest or other charge or encumbrance upon or in property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Debt. For the purposes of the calculation of the Financial Covenants, Debt of any entity in which a Person owns an ownership interest shall be calculated on its Pro Rata Share of such Debt, unless such Person has delivered a guaranty or other indemnity in connection with such Debt creating a greater proportionate liability, in which event, such greater liability shall apply.
“Debt Service” shall mean, without duplication, the aggregate of the Pro Rata Share for CRT of all (a) Interest Expense (excluding any interest expenses required to be capitalized under GAAP), and (b) regularly scheduled principal amortization payments (other than any final “balloon” payments due at maturity) on all Debt of the Consolidated CRT Entities and the Unconsolidated CRT Entities.
“Debtor Relief Laws” shall mean the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
“Default” shall have the meaning set forth in Section 10.1.
“Default Rate” shall mean an interest rate equal to (i) the Base Rate plus (ii) the Applicable Margin, if any, applicable to Base Rate Loans plus (iii) three percent (3.0%) per annum; provided, however, that with respect to a SOFR Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Margin) otherwise applicable to such Loan plus three percent (3.0%) per annum.
“Default Right” shall have the meaning set forth in Section 15.21.
“Defaulting Lender” shall mean Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative

Agent or any other Lender any other amount required to be paid by it hereunder within two (2) Business Days of the date when due, (b) has notified the Borrower or the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a governmental authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such governmental authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender upon delivery of written notice of such determination to the Borrower and each Lender.
“Designated Jurisdiction” means, at any time, any country, territory or region which is, or whose government is, the subject or target of any comprehensive territorial Sanctions.
“Designated Loan Parties” shall mean, individually and/or collectively, as the context may require, the Borrower, the Subsidiary Guarantors and CRT.
    “Disbursement Account” shall mean account number 359681769147 established by the Borrower with KeyBank National Association and pledged to the Administrative Agent pursuant to the Borrower Account Pledge.
“Distribution” shall mean, with respect to any Person, that such Person has paid a dividend or returned any equity capital to its stockholders, members or partners or made any other distribution, payment or delivery of property (other than common stock or partnership or membership interests of such Person) or cash to its stockholders, members or partners as such, or redeemed, retired, purchased or otherwise acquired, directly or indirectly, for a consideration any shares of any class of its capital stock or any membership or partnership interests (or any options or warrants issued by such Person with respect to its capital stock or membership or partnership interests), or shall have permitted any of its Subsidiaries to purchase or otherwise acquire for a consideration any shares of any class of the capital stock or any membership or partnership interests of such Person (or any options or warrants issued by such Person with respect to its capital stock or membership or partnership interests). Without limiting the foregoing, “Distributions” with respect to any Person shall also include all cash payments made by such Person with respect to any equity compensation plan or any similar plans.
“Division and Divide” shall each refer to a division of a limited liability company into two or more newly formed or existing limited liability companies pursuant to a plan of division or otherwise, including, pursuant to the Delaware Limited Liability Company Act.
“Dollars” shall mean lawful money of the United States.
“Domestic Lending Office” means, initially, the office of each Lender designated as such on Schedule 1.1 hereto; thereafter, such other office as such Lender, if any, located within the United States that will be making or maintaining Base Rate Loans.
“EBITDA” shall mean for any Person the sum of (i) net income (or loss), plus (ii) actual interest paid or payable respecting all Debt to the extent included as an expense in the calculation of net income (or loss), plus (iii) total Tax Expenses to the extent included as an expense in the calculation of net income (or loss), plus (iv) total depreciation and amortization expense, to the extent included as an expense in the calculation of net income (or loss), plus (v) losses from extraordinary items, nonrecurring items, asset sales, write-ups or forgiveness of debt, to the extent included as an expense in the calculation of net income, minus (vi) gains from extraordinary items, nonrecurring items, asset sales, write-ups or forgiveness of debt, to the extent included as income in the calculation of net income, adjusted (vii) for the elimination of straight line rents, all of the foregoing as determined in accordance with GAAP, as appropriate, minus (viii) to the extent not deducted in calculating net income (or loss), Ground Lease Payments (except to the extent of any portion of such payment which is treated as a payment under a capital lease in accordance with GAAP). Without limiting the generality of the foregoing, in determining EBITDA, net income shall include as income, Rent Loss Proceeds.
“EEA Financial Institution” shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a Subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” shall mean any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” shall mean any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Electronic Copy” shall have the meaning set forth in Section 15.13.
“Electronic Signature” shall have the meaning set forth in Section 15.13.
“Eligible Assignee” shall mean any Person that meets the requirements to be an assignee under Section 13.3.2 (including the requirements or limitations set forth in Sections 13.3.2(c), (e) and (f)), subject to such consents, if any, as may be required under Section 13.3.2.
    “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.
“ERISA Affiliate” shall mean each person (as defined in Section 3(9) of ERISA) which together with either Borrower or a Loan Party would be deemed to be a “single employer” (i) within the meaning of Section 414(b), (c), (m) or (o) of the Code or (ii) as a result of either Borrower or a Loan Party being or having been a general partner of such person.
“Erroneous Payment” shall have the meaning set forth in Section 13.2.6(a).
“Erroneous Payment Deficiency Assignment” has the meaning assigned to it in Section 13.2.6(d).
“Erroneous Payment Return Deficiency” has the meaning assigned to it in Section 13.2.6(d).
“Erroneous Payment Subrogation Rights” has the meaning assigned to it in Section 13.2.6(d).
“EU Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.
“Event of Default” shall have the meaning set forth in Section 10.1.
“Excluded Taxes” shall mean, with respect to the Administrative Agent, any Lender, or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) taxes imposed or taxes that are Other Connection Taxes, (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which the Borrower is located, (c) any backup withholding tax that is required by the Code to be withheld from amounts payable to a Lender that has failed to comply with Sections 2.8.5(b)(i), (d) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 13.2.4), any United States withholding tax that (i) is required to be imposed on amounts payable to such Foreign Lender pursuant to the Laws in force at the time such Foreign Lender becomes a party hereto (or designates a new Lending Office), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax or (ii) is attributable to such Foreign Lender’s failure or inability (other than as a result of a Change in Law) to comply with clause (ii) of Section 2.8.5(b), (e) any tax attributable to a failure or inability to comply with Section 2.8.5(c), and (f) any U.S. federal withholding taxes imposed under FATCA.
    “Existing Portfolio” shall mean those Individual Properties listed in Schedule EP hereto.
“Facility” shall mean that certain credit facility provided by Lenders to the Borrower in an amount of Twenty Million and 00/100 Dollars ($20,000,000.00) in accordance with the terms and conditions herein, as such amount may be adjusted pursuant to the terms of this Agreement.
“Facility Extension Fee” shall have the meaning set forth in Section 2.2.1.
“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof.
“FCPA” means the United States Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.
“Federal Funds Effective Rate” shall mean, for any day, the greater of (a) the rate per annum (rounded upward to the nearest one-hundredth of one percent (1/100 of 1%) announced by the Federal Reserve Bank of New York on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the “Federal Funds Effective Rate” or zero percent (0%) per annum.
    “Financial Covenants” shall mean those covenants of the Borrower set forth in Sections 7.16 and 7.17.
“Fiscal Year” shall mean each twelve month period commencing on January 1 and ending on December 31.
“Floor” means a rate of interest equal to 0% per annum.
“Foreign Lender” shall mean any Lender that is not a United States person within the meaning of Section 7701(a)(30) of the Code.
“Formation Documents” shall mean, singly and collectively, the partnership agreements, joint venture agreements, limited partnership agreements, limited liability company or operating agreements and certificates of limited partnership and certificates of formation, articles (or certificate) of incorporation and by-laws and any similar agreement, document or instrument of any Person, as amended subject to the terms and provisions hereof.

“Fund” shall mean any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.
“GAAP” shall mean generally accepted accounting principles in the United States of America.
“Governmental Authority” shall mean the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Ground Leases” shall mean, from time to time, any ground lease relative to an Individual Property.
“Ground Lease Payments” shall mean the sum of the Pro Rata Share of (i) payments made by the Consolidated CRT Entities under Ground Leases and (ii) payments made under Ground Leases by Unconsolidated CRT Entities.
“Guarantee” shall mean, as to any Person, any (a) any obligation, contingent (but only to the extent required to be included in a company’s financial statements pursuant to GAAP) or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Debt or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Debt or other obligation of the payment or performance of such Debt or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Debt or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Debt or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Debt or other obligation of any other Person, whether or not such Debt or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Debt to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.
“Guarantor” or “Guarantors” shall mean CRT, each Subsidiary Guarantor and WHLR.

“Guaranty” shall mean that certain Guaranty Agreement, dated as of the date hereof, by each Guarantor in favor of Administrative Agent for the ratable benefit of the Lenders, as the same may be amended, restated, supplemented or otherwise updated or modified from time to time.
“Held for Sale Debt Yield” means, as of any calendar quarter end, the ratio (expressed as a percentage) of (a) the Net Operating Income from the remaining Held For Sale Properties to (b) the aggregate of (i) the Total Outstandings plus (ii) the outstanding balance of all Debt secured by the remaining Held for Sale Properties.
“Held for Sale Properties” means those certain properties listed on Schedule HFS.
“Indemnified Taxes” shall mean Taxes (other than Excluded Taxes) imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document.
“Indemnitee” shall have the meaning set forth in Section 15.9.2.
“Individual Property” and “Individual Properties” shall mean, from time to time, all real estate property owned or ground leased by any Consolidated CRT Entity or any Unconsolidated CRT Entity, together with all improvements, fixtures, equipment, and personalty relating to such property.
“Information” shall have the meaning set forth in Section 15.20.
“Interest Expense” shall mean the sum of the Pro Rata Share of the aggregate actual interest expense (whether expensed or capitalized) paid or payable respecting all Debt by the Consolidated CRT Entities and the Unconsolidated CRT Entities.
“Interest Payment Date” means, as to any Loan (a) last day of each calendar month, and (b) the Maturity Date.
“Interest Period” means, with respect to each Term SOFR Borrowing, a period of one, three or six months as selected by the Borrower; provided, however, that (i) the initial Interest Period for any Borrowing of a SOFR Loan shall commence on the date of such Borrowing (the date of a Borrowing resulting from a conversion or continuation shall be the date of such conversion or continuation) and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the first day after the last day of the next preceding Interest Period; (ii) if any Interest Period begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month; (iii) if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, however, that if any Interest Period would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day; (iv) no Interest Period for any SOFR Loan may be selected that would end after the Maturity Date;

and (v) if, upon the expiration of any Interest Period, the Borrower has failed to (or may not) elect a new Interest Period to be applicable to the respective Borrowing of SOFR Loans as provided above, the Borrower shall be deemed to have elected to convert such Borrowing to Base Rate Loans effective as of the expiration date of such current Interest Period.
“Interest Rate Agreement” means an Interest Rate Protection Product purchased by the Borrower.
“Interest Rate Protection Product” means an interest rate hedging product, such as an interest rate cap or swap.
“Investment” shall mean the acquisition of any real property or tangible personal property or of any stock or other security, any loan, advance, bank deposit, money market fund, contribution to capital, extension of credit (except for accounts receivable arising in the ordinary course of business and payable in accordance with customary terms), or purchase or commitment or option to purchase or otherwise acquire real estate or tangible personal property or stock or other securities of any party or any part of the business or assets comprising such business, or any part thereof.
“KeyBank” shall have the meaning set forth in the Preamble.
“Knowledge” or “knowledge” shall mean, with respect to any Loan Party, the actual knowledge of any Authorized Officer of such Loan Party. Notwithstanding the foregoing, such named parties and their successors are not parties to this Agreement and under no circumstances shall have any liability for a breach of any representation, warranty, covenant or agreement.
“Late Charge” shall have the meaning set forth in Section 2.3.14.
“Laws” shall mean, collectively, all Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities applicable to any Collateral or any Loan Party, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case having the force of law.
“Lenders” shall have the meaning set forth in the Preamble.
“Lending Office” shall mean, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.
“Leverage Ratio” shall mean the quotient (expressed as a percentage) resulting from dividing (i) the aggregate of all Debt of the Consolidated CRT Entities and the Unconsolidated CRT Entities by (ii) the Total Asset Value.

“Lien” shall mean any mortgage, deed of trust, lien, pledge, hypothecation, assignment, security interest, or any other encumbrance, charge or transfer, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and mechanic’s, materialmen’s and other similar liens and encumbrances.
“Liquidity” shall mean the sum of unencumbered and unrestricted cash and cash equivalents.
“Liquidation Proceeds” shall mean amounts received by the Administrative Agent and/or the Lenders in the exercise of the rights and remedies under the Loan Documents (including, but not limited to, all rents, profits and other proceeds received by the Administrative Agent and/or the Lenders from the liquidation of, or exercising rights upon the occurrence of an Event of Default relative to, any Collateral, but not including any amount bid at a foreclosure sale or on behalf of the Administrative Agent or otherwise credited to the Borrower in, any deed-in-lieu of foreclosure or similar transaction).
“Loan” shall have the meaning set forth in Section 2.1.
“Loan Advance” or “Loan Advances” shall mean any advance of any proceeds of the Facility.
“Loan Documents” shall mean, this Agreement, the Notes, the Account Pledge, the Equity Pledge, the Guaranty, and any other documents, instruments, or agreements heretofore or hereafter executed to further evidence or secure the Loan or any obligation of payment thereof or performance of Borrower’s or Guarantor’s obligations in connection with the transaction contemplated hereunder and any Interest Rate Agreement for the Loan, each as amended, restated, replaced, or otherwise modified from time to time.
“Loan Notice” as set forth on Exhibit A.
“Loan Party” and “Loan Parties” shall mean, singly and collectively, the Borrower and the Guarantors.
“Material Adverse Effect” shall mean a material adverse effect on (i) the business, assets, operations or financial or other condition of the Designated Loan Parties, taken as a whole, (ii) the ability of the Loan Parties, taken as a whole, to perform any material Obligations or to pay any Obligations which it is or they are obligated to pay in accordance with the terms hereof or of any other Loan Document, (iii) the rights of, or benefits available to, the Administrative Agent and/or any of the Lenders under any Loan Document, or (iv) any Lien given to Administrative Agent and/or any of the Lenders on any material portion of the Collateral or the priority of any such Lien.
“Maturity Date” shall have the meaning set forth in Section 2.2.1.
“Maximum Rate” shall have the meaning set forth in Section 15.2.

    “Net Operating Income” shall mean, for the prior quarter, annualized and including such proforma adjustments as may be reasonably required or acceptable to the Administrative Agent, (i) net operating income generated by an Individual Property for such period (i.e., gross operating income, inclusive of any rent loss insurance, less expenses (exclusive of debt service, capital expenditures and vacancy allowances and before depreciation and amortization), determined in accordance with GAAP, as generated by, through or under Leases, and (ii) all other income arising from direct operations of or licenses or operating agreements for any part of the Individual Property determined on a GAAP basis. For purposes hereof, all rental income shall be adjusted for straight line rents. Borrower shall provide the Administrative Agent with all information and materials required by the Administrative Agent necessary for the determination of Net Operating Income.
“Obligations” shall mean without limitation, all and each of the following, whether now existing or hereafter arising:
(a)    Any and all direct and indirect liabilities, debts, and obligations of the Borrower or any Loan Party to the Administrative Agent or any Lender under or arising out of the Loan Documents, each of every kind, nature, and description.
(b)    Each obligation to repay any loan, advance, indebtedness, note, obligation, overdraft, or amount now or hereafter owing by the Borrower or any Loan Party to the Administrative Agent or any Lender under or arising out of the Loan Documents, whether or not any of such are liquidated, unliquidated, primary, secondary, secured, unsecured, direct, indirect, absolute, contingent, or of any other type, nature, or description, or by reason of any cause of action which the Administrative Agent or any Lender may hold against the Borrower or any Loan Party.
(c)    All notes and other obligations of the Borrower or any Loan Party now or hereafter assigned to or held by the Administrative Agent or any Lender under or arising out of the Loan Documents, each of every kind, nature, and description.
(d)    All interest, fees, and charges and other amounts which may be charged by the Administrative Agent or any Lender to the Borrower or any Loan Party and/or which may be due from the Borrower or any Loan Party to the Administrative Agent or any Lender from time to time under or arising out of the Loan Documents.
(e)    All actual out-of-pocket costs and expenses incurred or paid by the Administrative Agent or any Lender in respect of any agreement relating to the Loan Documents between the Borrower or any Loan Party and the Administrative Agent or any Lender or instrument furnished by the Borrower or any Loan Party to the Administrative Agent or any Lender (including, without limitation, costs of collection, attorneys’ reasonable fees, and all court and litigation costs and expenses) in connection with the Loan.
(f)    Any and all covenants of the Borrower or any Loan Party to or with the Administrative Agent or any Lender and any and all obligations of the Borrower or any Loan Party to act or to refrain from acting in accordance with any agreement between the Borrower or any Loan Party and the Administrative Agent or any Lender or instrument furnished by the Borrower or any Loan Party to the Administrative Agent or any Lender in connection with the Loan.
(g)    Any and all Erroneous Payment Subrogation Rights.
“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.
“Officer’s Certificate” shall mean a certificate delivered to the Administrative Agent by the Borrower, a Borrower Subsidiary, or a Guarantor, as the case may be respectively, which is signed by an authorized senior officer or signatory of such Person.
“Other Connection Taxes” shall mean, with respect to any Payment Recipient, taxes imposed as a result of a present of former connection between such Payment Recipient and the jurisdiction imposing such tax (other than any such connection resulting from such Payment Recipient having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document).
“Other Taxes” shall mean all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document except any such taxes that are Other Connection Taxes imposed with respect to an assignment.
“Participant” shall have the meaning set forth in Section 13.3.4.
“Participant Register” shall have the meaning set forth in Section 13.3.4.
“Payment Recipient” shall have the meaning set forth in Section 13.2.6(a).
“PBGC” shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.
“Permitted Debt” shall have the meaning set forth in Section 8.4.
“Permitted Distributions” shall mean, so long as no Event of Default exists and is continuing, or would be created thereby, (a) any Distributions in respect of the CRT Preferred Stock, (b) any Series B and Series C Preferred Stock repurchases via the share repurchase program, (c) any Distribution for reimbursement to WHLR for expenses related to the existing expense sharing arrangement for expenses incurred after the Closing Date, and (d) any Distributions for reimbursement to WHLR for fees and expenses under that certain Wheeler Real Estate Company Management Agreement dated as of August 22, 2022, for expenses incurred after the Closing Date; provided, however, that from and after the Closing Date (i) the CRT Preferred Stock’s dividend rate shall not increase, and (ii) no additional or incremental preferred limited partnership interests or preferred stock, respectively, shall be issued by the Borrower or CRT whether by expansion of the current series or issuance of a new series.

“Permitted Investments” shall mean CRT’s investment in the Borrower and the Borrower’s investment in the Existing Portfolio.
“Person” shall mean any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” shall mean any multiemployer or single-employer plan as defined in Section 4001 of ERISA that is subject to Title IV of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of) any Loan Party or any ERISA Affiliate, including each such Plan for the five year period immediately following the latest date on which such Loan Party or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such Plan.
“Platform” shall have the meaning set forth in Section 7.2.7.
“Pro Rata Share” shall mean a calculation based on the percentage of the Capital Stock of or other equity interest in any Person owned, directly or indirectly, by the Borrower and/or CRT.
    “Projected Net Sales Proceeds” shall mean the aggregate sales proceeds projected to be received from the remaining Held for Sale properties, after deduction of the repayment of the Debt secured by such Held for Sale Properties and usual and customary closing costs, all as reasonably determined by the Administrative Agent.
“Public Lender” shall have the meaning set forth in Section 7.2.7.
“QFC” shall have the meaning set forth in Section 15.21.
“QFC Credit Support” shall have the meaning set forth in Section 15.21.
“Register” shall have the meaning set forth in Section 13.3.3.
“REIT” shall mean a “real estate investment trust” as such term is defined in Section 856 of the Code.
“Related Part(y)ies” shall mean, with respect to any Person, such Person’s Affiliates, and the partners, members, shareholders, directors, officers, employees, agents, trustees and advisors of such Person and of such Person’s Affiliates.
“Relevant Governmental Body” means the Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York, or any successor thereto.
“Rent Loss Proceeds” shall mean the proceeds received under any rent loss or business interruption insurance policies.

“Reportable Event” shall mean an event described in Section 4043(c) of ERISA with respect to a Plan other than those events as to which the 30-day reporting notice period is waived under Section 4043 of ERISA has been waived by PBGC regulation.
“Required Lenders” shall mean, as of any date of determination, Lenders having greater than 50% of the Total Outstandings; provided that the portion of the Loan held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Sanctioned Person” means any Person that is (i) listed on OFAC’s List of Specially Designated Nationals and Blocked Persons, (ii) otherwise the subject or target of Sanctions, to the extent U.S. persons are prohibited from engaging in transactions with such a Person, and (iii) deemed a target of Sanctions by virtue of being fifty percent (50%) or greater owned or controlled by a Person described in clause (i) or (ii) above.
“Sanction(s)” means any sanction administered or enforced by the United States government (including, without limitation, OFAC), the United Nations Security Council, the European Union, or His Majesty’s Treasury or other relevant sanctioning authority that has jurisdiction over CRT or any of its Subsidiaries, in each case, solely to the extent applicable to CRT or any of its Subsidiaries.
“Security Documents” shall mean each of the Loan Documents evidencing the creation and/or perfection of a Lien or security interest in the Collateral in favor of Administrative Agent.
“Senior Debt Service Coverage Ratio” shall mean, for each Calculation Period, the ratio of (a) Combined EBITDA to (b) Debt Service.
“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.
“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.
“SOFR Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“SOFR Determination Date” has the meaning specified in the definition of “Daily Simple SOFR”.

“SOFR Lending Office” means, initially, the office of each Lender designated as such on Schedule 1.1 hereto; thereafter, such other office of such Lender, if any, located within the United States that will be making or maintaining SOFR Loans.
“SOFR Loan” means each Loan bearing interest at a rate based upon (a) Adjusted Term SOFR (other than pursuant to clause (iii) of the definition of “Base Rate”) or (b) Adjusted Daily Simple SOFR.
“SOFR Rate Day” has the meaning specified in the definition of “Daily Simple SOFR”.
“State” shall mean the State or Commonwealth in which the subject of such reference or any part thereof is located.
“Statement” shall have the meaning set forth in Section 15.17.
“Stilwell Investors” shall mean Stilwell Activist Investments, L.P., Stilwell Activist Fund, L.P., Stilwell Value Partners VII, L.P., Stilwell Associates, L.P., Stilwell Value LLC, and Joseph Stilwell.
“Subsidiary” shall mean, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, limited liability company, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.
    “Subsidiary Guarantors” shall mean, each of Cedar-Carll’s Corner, LLC, Cedar-Fieldstone Marketplace, LP, Cedar-Fieldstone SPE, LLC, Cedar-South Philadelphia I, LLC, and Cedar-South Philadelphia II, LLC.
“Supported QFC” shall have the meaning set forth in Section 15.21.
“Swap Contract” shall mean (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any confirmations relating to the foregoing transactions and any Master Agreements related thereto, including, without limitation, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange

Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”).
“Swap Termination Value” shall mean, with respect to the Borrower or a Borrower Subsidiary, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s) to be payable by the Borrower or such Subsidiary.
“Tax Expenses” shall mean tax expense (if any) attributable to income and franchise taxes based on or measured by income, whether paid or accrued.
“Taxes” shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term SOFR” means for any calculation with respect to a Term SOFR Loan, the greater of (A) the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Lookback Day”) that is two SOFR Business Days prior to the first day of such Interest Period (and rounded in accordance with the Administrative Agent’s customary practice), as such rate is published by the Term SOFR Administrator and (B) the Floor; provided, however, that if as of 5:00 p.m. (New York City time) on any Lookback Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding SOFR Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding SOFR Business Day is not more than three SOFR Business Days prior to such Lookback Day, and for any calculation with respect to a Base Rate Loan, the Term SOFR Reference Rate for a tenor of one month on the day that is two SOFR Business Days prior to the date the Base Rate is determined, subject to the proviso provided above.
“Term SOFR Administrator” means CME (or a successor administrator of the Term SOFR Reference Rate, as selected by the Administrative Agent in its reasonable discretion).
“Term SOFR Borrowing” means a Borrowing comprised of Term SOFR Loans.
“Term SOFR Loan” means each Loan bearing interest at a rate based upon Adjusted Term SOFR (other than pursuant to clause (iii) of the definition of Base Rate).
“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.
    “Termination Date” means August 15, 2026.
“Total Asset Value” shall mean the aggregate of:

(a)    The GAAP undepreciated book value of all Individual Properties; plus
(b)    For all unrestricted cash and cash equivalent investments, restricted cash held by a qualified intermediary, and escrows owned by the Consolidated CRT Entities and the Unconsolidated CRT Entities, the Pro Rata Share of the Book Value as of the Calculation Date of such assets; plus
(c)    Deposits corresponding to outstanding letters of credit.
“Total Commitment” shall mean the sum of the Commitments of the Lenders, as in effect from time to time. On the Closing Date, the Total Commitment is $20,000,000.00.
“Total Outstandings” shall mean on any date the aggregate outstanding principal amount of the Loans under the Facility after giving effect to any prepayments or repayments of said Loans occurring on such date.
“Treasury Rate” shall mean, as of the date of any calculation or determination, the latest published rate for United States Treasury Notes or Bills (but the rate on Bills issued on a discounted basis shall be converted to a bond equivalent) as published weekly in the Federal Reserve Statistical Release H.15(519) of Selected Interest Rates in an amount which approximates (as determined by Administrative Agent) the amount (i) approximately comparable to the portion of the Loan to which the Treasury Rate applies for the Interest Period, or (ii) in the case of a prepayment, the amount prepaid and with a maturity closest to the original maturity of the installment which is prepaid in whole or in part.
“Type” shall mean, with respect to any Loan, its character as a Base Rate Loan or a SOFR Loan, and with respect to any SOFR Loan, its character as a Term SOFR Loan or a Daily Simple SOFR Loan.
“UCC” or the “Uniform Commercial Code” shall mean the Uniform Commercial Code in effect in the State of New York.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
“United States” and “U.S.” shall each mean the United States of America.

    “Unconsolidated CRT Entity” or “Unconsolidated CRT Entities” shall mean each Person as to which the Borrower and/or CRT own, directly or indirectly, any Capital Stock, but which is not a Consolidated Subsidiary.
“Unused Fee” shall have the meaning set forth in Section 2.4.2.
“U.S. Special Resolution Regimes” shall have the meaning set forth in Section 15.21.
“WHLR” shall mean Wheeler Real Estate Trust, Inc., a Maryland corporation.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
1.2Other Interpretive Provisions.
With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:
(a)The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Formation Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns subject to restrictions on assignments as set forth in this Agreement, (iii) the words “herein,” “hereof’ and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such Law and any reference to any Law or regulation shall, unless otherwise specified, refer to such Law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
(b)In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”
(c)Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.
(d)The interest rate on Loans denominated in Dollars may be determined by reference to a benchmark rate that is, or may in the future become, the subject of regulatory reform or cessation. The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Base Rate, Daily Simple SOFR, Adjusted Daily Simple SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Base Rate, Daily Simple SOFR, Adjusted Daily Simple SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of the Base Rate, Daily Simple SOFR, Adjusted Daily Simple SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain the Base Rate, Daily Simple SOFR, Adjusted Daily Simple SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service. The Administrative Agent will, in keeping with industry practice, continue using its current rounding practices in connection with the Base Rate, Daily Simple SOFR, Adjusted Daily Simple SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR. In connection with the use or administration of Daily Simple SOFR and Term SOFR, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. The Administrative Agent will promptly notify the Borrower and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of Daily Simple SOFR and Term SOFR.
1.3Accounting Terms.

(a)Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the financial statements required by Section 7.2.1, except as otherwise specifically prescribed herein.
(b)Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.
1.4Times of Day.
Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).
2.LOAN PROVISIONS.
2.1General Loan Provisions.
2.1.1Loans.
(a)Subject to the terms and conditions set forth herein, the Lenders agree to make Loan Advances to the Borrower between the date hereof and the Termination Date; provided, that the Total Outstandings shall at no time exceed the lesser of (A) the Total Commitment or (B) such amount required to maintain compliance with the Financial Covenants (the lesser of (A) or (B) being the “Maximum Loan Amount”). Loan Advances paid and prepaid may not be reborrowed.
(b)The obligations of the Lenders hereunder are several and independent and not joint. No Lender shall become obligated to advance more than its Commitment Percentage of the Loan including, without limitation, as a result of the failure of any Lender to fulfill its obligations hereunder.
2.1.2Procedures and Limits. Until the Termination Date, the Lenders shall, subject to the compliance with all of the other terms, conditions and provisions of this Agreement and the absence of any Default or Event of Default at the time of such disbursement, make disbursements to the Borrower of Loan Advances in installments in accordance with the following:
(a)Written Requests. Loan Advances shall be made, at the Borrower’s written request to Administrative Agent, no more frequently than once per calendar month at any time prior to the Termination Date, in accordance with the method and procedures described in Section 2.1.3 below; and Administrative Agent shall act upon such requests within three (3) Business Days following the receipt of a written request from Borrower for a Term SOFR Advance and within one (1) Business Day following the receipt of a written request from Borrower for a Daily Simple SOFR or Base Rate Advance, which action may include, without limitation, funding the requested Loan Advance or specifying the basis for not funding and, when applicable, requesting additional information and supporting documentation. The date on which any Loan Advance is funded is herein called a “Drawdown Date.”
(b)Requisitions, Certifications. Each request for a Loan Advance shall be in writing and in the form attached hereto as Exhibit A (a “Loan Notice”). Each such request shall specify (i) the amount of the Loan Advance requested, (ii) the purpose of the Loan Advance requested, (iii) the Total Outstandings (including the funding of the Loan Advance being requested), (iv) the then aggregate amount which may be funded under this Agreement, (v) calculations evidencing the Borrower’s continued compliance with the Financial Covenants, as satisfied by the Closing Compliance Certificate, or once delivered, the most recent Compliance Certificate delivered by the Borrower, (vi) the requested interest rate option, and (vii) the Interest Period (if applicable). Each request for a Loan Advance hereunder shall be for (a) a minimum amount as required by Section 2.3.6, and (b) an amount not to exceed the Maximum Loan Amount less (y) the Total Outstandings (after giving effect to such Loan Advance).
2.1.3Funding Procedures. Following receipt of a Loan Notice, the Administrative Agent shall promptly notify each Lender of the Drawdown Date and of the amount of its Commitment Percentage of the applicable Loans. In the case of a Loan Advance, each Lender shall make the amount of its Commitment Percentage of such Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 1:00 p.m. on the Business Day specified as the Drawdown Date in the applicable Loan Notice.
2.1.4Disbursement Account. Loan Advances will be funded into the Disbursement Account which shall be held as collateral for the Obligations. Provided no Default or Event of Default shall then be in existence, funds in the Disbursement Account will released to fund then pending purchases under the share repurchase program on a dollar-for-dollar basis.
2.2Term of Loan.
2.2.1Facility. The Loans shall be for a term (the “Initial Term”) commencing on the Closing Date and ending on August 15, 2027 or such earlier date as the Loans are accelerated pursuant to the terms of Section 11.1.1 of this Agreement (the “Maturity Date”).
2.2.2Termination/Reduction of Commitments.
(a)The Borrower shall have the right to terminate this Agreement prior to the originally scheduled Maturity Date by providing the Administrative Agent with ten (10) days’ written notice of the Borrower’s intention to terminate this Agreement (the date of such termination being the “Borrower Termination Date”). In the event that the Borrower provides such written notice to the Administrative Agent, (i) as of the date of the notice, the Lenders shall have no further obligation to make or issue, and the Borrower shall have no further right to receive or request, any Loan Advance hereunder, and (ii) the Borrower shall be obligated on the Borrower Termination Date to pay in full all accrued interest, principal and other charges due with respect to the Loan, including, without limitation, any Breakage Fees due on account of such payment.
(b)The Borrower shall have the right to reduce the Total Commitment to an amount not less than $5,000,000 prior to the then scheduled Maturity Date by providing the Administrative Agent with ten (10) days’ written notice of the Borrower’s intention to reduce the Total Commitment (the date of such reduction being the “Borrower Reduction Date”). In the event that the Borrower provides such written notice to the Administrative Agent, (i) as of the date of the notice, the Lenders shall have no further obligation to make, and the Borrower shall have no further right to receive or request, any Loans such that the Total Outstandings, would exceed such reduced Total Commitment, and (ii) the Borrower shall be obligated on the Borrower Reduction Date to pay in full the excess of outstanding principal balance of the Loan over the reduced Total Commitment, including, without limitation, any Breakage Fees due on account of such payment. In order to effect such reduced Total Commitment, the Administrative Agent shall reduce the Lenders’ Commitments on a pro rata basis.
2.3Interest Rate and Payment Terms. The Loan shall be payable as to interest and principal in accordance with the provisions of this Agreement. This Agreement also provides for interest at a Default Rate, Late Charges and fees. All payments for the account of Lenders shall be applied to the respective accounts of the Lenders in accordance with each Lender’s Commitment Percentage. Any and all interest rate selection and conversion provisions in this Agreement are to be administered by the Administrative Agent and to be allocated on a pro rata basis to the portion of the balance held by each Lender based upon such Lender’s Commitment Percentage.
2.3.1Borrower’s Options. Principal amounts outstanding under the Loan shall bear interest at the following rates, at Borrower’s selection, subject to the conditions and limitations provided for in this Agreement: (i) the Base Rate plus the Applicable Margin, (ii) the Daily Simple SOFR Rate plus the Applicable Margin, or (ii) the Term SOFR Rate plus the Applicable Margin. Borrower’s right to select pricing options shall cease upon the occurrence and during the continuation of any Event of Default.
2.3.2Conversion Options. Borrower may elect from time to time to convert any of its outstanding Loans to a Loan of another Type by delivering to the Administrative Agent a Loan Notice describing such conversion and such Loans shall thereafter bear interest as a Base Rate Loan, a Daily Simple SOFR Loan, or a Term SOFR Loan, as applicable, subject to the terms of this Agreement.
2.3.3Conversion Request. (i)    The Borrower shall have the right, subject to the terms and conditions of this Credit Agreement, to (i) convert all or a portion of the outstanding principal amount of Loans of one Type made to it into one or more other Types of Loans that can be made to it pursuant to this Agreement, and (ii) continue a Loan of Term SOFR Loans at the end of the applicable Interest Period as a new Loan of Term SOFR Loans with a new Interest Period; provided, however, (i) that any conversion of Term SOFR Loans into Base Rate Loans shall be made on, and only on, the last day of an Interest Period for such Term SOFR Loans, and (ii) during the existence of an Event of Default, the Loan may not be converted to another type of Loan, or Term SOFR Loans may not be continued as Term SOFR Loans at the end of the applicable Interest Period, without the consent of the Required Lenders.
(ii)    Each continuation or conversion of a Loan shall be made upon notice in the form provided for below provided by the Borrower to the Administrative Agent at its

Lending Office not later than (i) in the case of each continuation of or conversion into a Term SOFR Loan or conversion to a Daily Simple SOFR Loan, prior to 11:00 A.M. (local time at its Lending Office) at least three Business Days’ prior to the date of such continuation or conversion, and (ii) in the case of each Conversion to a Base Rate Loan, prior to 11:00 A.M. (local time at its Lending Office) on the proposed date of such Conversion. Each such request shall be made by an Authorized Officer of the Borrower delivering a Loan Notice or by telephone (to be confirmed immediately in writing by delivery by an Authorized Officer of the Borrower of a Loan Notice), and in any event each such request shall be irrevocable and shall specify (A) the Borrowings to be continued or converted, (B) the date of the continuation or conversion (which shall be a Business Day), and (C) if applicable, the Interest Period or, in the case of a continuation, the new Interest Period. Without in any way limiting the obligation of the Borrower to confirm in writing any telephonic notice permitted to be given hereunder, the Administrative Agent may act prior to receipt of written confirmation without liability upon the basis of such telephonic notice believed by the Administrative Agent in good faith to be from an Authorized Officer of the Borrower entitled to give telephonic notices under this Credit Agreement on behalf of the Borrower. In each such case, the Administrative Agent’s record of the terms of such telephonic notice shall be conclusive absent manifest error.
2.3.4If No Notice. If (a) the Borrower fails to select an interest rate option with respect to any Term SOFR Loan in accordance with the foregoing at least three (3) SOFR Business Days prior to the last day of the applicable Interest Period of such outstanding Term SOFR Loan, on the last day of the applicable Interest Period all outstanding principal amounts of the applicable SOFR Loan shall be deemed converted to a Base Rate Loan.
2.3.5Telephonic Notice. Without any way limiting the Borrower’s obligation to confirm in writing any telephonic notice, the Administrative Agent may act without liability upon the basis of telephonic notice believed by the Administrative Agent in good faith to be from the Borrower prior to receipt of written confirmation. In each case the Borrower hereby waives the right to dispute the Administrative Agent’s record of the terms of such telephonic Loan Notice in the absence of manifest error.
2.3.6Limits On Options. Each SOFR Loan shall be in a minimum amount of $50,000 or a whole multiple of $50,000 in excess thereof and each Base Rate Loan shall be in a minimum amount of $50,000 or a whole multiple of $50,000 in excess thereof. At no time shall there be outstanding a total of more than ten (10) SOFR Loans outstanding at any time.
2.3.7Payment and Calculation of Interest. The outstanding principal amount of each Term Loan made by each Lender shall bear interest at a fluctuating rate per annum that shall at all times be equal to (i) during such periods as such Term Loan is a Base Rate Loan, the Base Rate plus the Applicable Margin in effect from time to time, (ii) during such periods as such Term Loan is a Daily Simple SOFR Loan, Adjusted Daily Simple SOFR plus the Applicable Margin in effect from time to time and (iii) during such periods as such Term Loan is a Term SOFR Loan, the relevant Adjusted Term SOFR for such Term SOFR Loan for the applicable Interest Period plus the Applicable Margin, in each case, as in effect from time to time. All interest for each Interest Period shall be payable in arrears on the applicable Interest Payment Date until the principal together with all interest and other charges payable with respect to the Loan shall be fully paid. All computations of interest for Base Rate Loans shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.3.11, bear interest for one day. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding, under any Debtor Relief Law.
2.3.8Mandatory Principal Payments.
(a)If, on any day, the Total Outstandings exceed the Maximum Loan Amount, then the Borrower shall make a principal payment in the amount of such excess to Administrative Agent within ten (10) Business Days of written demand from the Administrative Agent (a “Mandatory Principal Payment”); with such payment being applied to the principal balances due hereunder in such fashion as the Borrower may designate. For the avoidance of doubt, no spread maintenance fee or other prepayment fee or penalty shall be due in connection with any Mandatory Principal Prepayment. Without limiting the foregoing, the Total Outstanding shall be reduced to no greater than Ten Million Dollars ($10,000,000.00) by February 15, 2027.
(b)In connection with (i) any sale or refinancing of any Held For Sale Property, or (ii) the receipt of any equity raise proceeds by the Borrower or CRT, Borrower shall make a principal payment in the amount equal to 100% of the net proceeds from such sale, refinancing or equity raise (calculated based upon gross proceeds less customary and reasonable closing and issuance costs and, with respect to any Held for Sale Property, repayment of any Debt secured by such real estate, such calculation to be approved by Administrative Agent in its reasonable discretion).
2.3.9Prepayment. Any Loan or any portion thereof may be prepaid in full or in part at any time upon two (2) Business Days revocable prior written notice to the Administrative Agent subject to the payment of, with respect to SOFR Loans, any applicable Breakage Fee. Amounts prepaid hereunder may not be reborrowed. For the avoidance of doubt, no spread maintenance fee or other prepayment fee or penalty (other than any Breakage Fee) shall be due in connection with any repayment or prepayment of any Loan.
2.3.10Maturity. At the Maturity Date, all accrued interest, principal and other charges due with respect to the Loans shall be due and payable in full and the principal balance and such other charges, including unpaid interest, shall, at the option of the Administrative Agent, continue to bear interest thereafter at the Default Rate until so paid.
2.3.11Method of Payment; Date of Credit; Administrative Agent’s Clawback.
(a)General. All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the

Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Commitment Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.
(b)Payments by Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder, stating that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
A notice of the Administrative Agent to any Lender with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.
(c)Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for the Loan to be made by such Lender as provided in the foregoing provisions of this Section 2, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the Loan set forth in Section 5 are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.
(d)Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for the Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for the Loan in any particular place or manner.
2.3.12Billings. The Administrative Agent may submit monthly billings reflecting payments due; however, any changes in the interest rate which occur between the date of billing and the due date may be reflected in the billing for a subsequent month. Neither the failure of the Administrative Agent to submit a billing nor any error in any such billing shall excuse the Borrower from the obligation to make full payment of all the Borrower’s payment obligations when due.

2.3.13Default Rate.
(a)If any Event of Default has occurred and is continuing pursuant to Section 10.1.1, the Borrower shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
(b)In the sole discretion of the Administrative Agent or upon the request of the Required Lenders, while any other Event of Default exists, the Borrower shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
(c)Accrued and unpaid interest on past due amounts (excluding interest on past due interest) shall be due and payable within ten (10) Business Days of written demand therefor from Administrative Agent to Borrower.
2.3.14Late Charges. The Borrower shall pay a late charge (herein, the “Late Charge”) equal to three percent (3%) of the amount of any regularly scheduled interest payment which is not paid within ten (10) days of the due date thereof. Late charges are: (a) payable in addition to, and not in limitation of, the Default Rate, (b) intended to compensate the Administrative Agent and the Lenders for administrative and processing costs incident to late payments, (c) are not interest, and (d) shall not be subject to refund or rebate or credited against any other amount due.
2.3.15Breakage Fee. The Borrower shall pay to the Administrative Agent, for the ratable benefit of the Lenders, immediately upon request and notwithstanding contrary provisions contained in any of the Loan Documents, such amounts as shall, in the conclusive judgment of the Administrative Agent (in the absence of manifest error), compensate the Administrative Agent and the Lenders for the loss, cost or expense which it may reasonably incur as a result of (i) any payment or prepayment, under any circumstances whatsoever, whether voluntary or involuntary, of all or any portion of a Term SOFR Loan on a date other than the last day of the applicable Interest Period of such Term SOFR Loan, (ii) the conversion, for any reason whatsoever, whether voluntary or involuntary, of any Term SOFR Loan to any other applicable interest rate on a date other than the last day of the applicable Interest Period, including as a result of Section 2.6.10, (iii) the failure of all or a portion of a Loan which was to have borne interest at the Term SOFR Rate pursuant to the request of the Borrower to be made under the Credit Agreement (except as a result of any act or omission of Administrative Agent or a Lender), or (iv) the failure of the Borrower to borrow in accordance with any request submitted by it for a Term SOFR Loan or (v) replacement of the Term SOFR Rate with a Benchmark Replacement, including prepayment of the Loan while the Benchmark Replacement is in effect. Such amounts payable by the Borrower shall be equal to any out-of-pocket administrative costs actually incurred plus any amounts required to compensate for any out-of-pocket loss, cost or expense incurred by reason of the liquidation or redeployment of deposits or other funds acquired by the Administrative Agent or any Lender to fund or maintain a Term SOFR Loan (herein, collectively, the “Breakage Fee”). A certificate from a Lender provided to the Borrower by the Administrative Agent setting forth in reasonable detail the calculation and amount of its Breakage Fee shall be conclusive absent manifest error.
2.4Loan Fees.

2.4.1Loan Fees. The Borrower shall pay the Administrative Agent for the account of the parties specified therein the various fees in accordance with the Fee Letter of even date.
2.4.2Unused Fee. The Borrower agrees to pay an unused fee (the “Unused Fee”) to the Administrative Agent, for the pro rata benefit of the Lenders. The amount of the Unused Fee on any given day shall equal twenty basis points (0.20%) (annualized) multiplied by the amount on such day by which the Total Commitment exceed the Total Outstandings. The Unused Fee shall be payable to the Administrative Agent quarterly in arrears on the first day of each calendar quarter for the immediately preceding calendar quarter or portion thereof, with a final payment on the Maturity Date and the first and last payments to be prorated based upon the partial calendar quarters to which they apply.
2.4.3Payment of Fees Generally. All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, in the case of facility fees and participation fees, to the Lenders. Fees paid under this Agreement shall not be refundable under any circumstances.
2.5Intentionally Omitted.
2.6Additional Provisions Related to Interest Rate Selection.
2.6.1Increased Costs. If any Change in Law shall:
(a)impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the SOFR Rate);
(b)subject any Lender to any tax (other than Indemnified Taxes and Excluded Taxes) with respect to this Agreement or any SOFR Loan made by it; or
(c)impose on any Lender any other material condition, cost or expense affecting this Agreement or SOFR Loan made by such Lender;
and the result of any of the foregoing shall be to increase the cost to such Lender of maintaining any SOFR Loan, or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or any other amount) then, promptly upon request of such Lender, the Borrower will pay to such Lender, such additional amount or amounts as will compensate such Lender, for such additional costs incurred or reduction suffered. A certificate from a Lender provided to the Borrower by the Administrative Agent setting forth such amounts together with calculations thereof in reasonable detail shall be conclusive absent manifest error.
2.6.2Capital Requirements. If any Lender determines that any Change in Law affecting such Lender or any Lending Office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity ratios or requirements has or would have the effect of reducing the rate of return on such Lender’s capital or liquidity or on the capital or liquidity of such Lender’s holding company, if any, as a consequence of this Agreement, or the Loans made by such Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law

(taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time (and in any event within twenty (20) days) the Borrower will pay to such Lender, such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered. A certificate from a Lender provided to the Borrower by the Administrative Agent setting forth such amounts together with calculations thereof shall be conclusive absent manifest error.
2.6.3Illegality. Notwithstanding any other provision of this Agreement, if any Change in Law shall make it unlawful, or any central bank or Governmental Authority shall assert by directive, guideline or otherwise, that it is unlawful, for any Lender to maintain a SOFR Loan, and such Lender, without cost or expense, cannot hold or administer its Loan from an office where maintaining a SOFR Loan can be accomplished, then, on written notice thereof and demand by the Administrative Agent to the Borrower, (a) the obligation of the Administrative Agent to continue any Loan as SOFR Loan shall terminate and (b) at the end of the applicable Interest Period, the Borrower shall convert all principal outstanding under this Agreement into Base Rate Loans.
2.6.4Intentionally Omitted.
2.6.5Base Rate Loans. Each Base Rate Loan shall continue as a Base Rate Loan until the Maturity Date, unless sooner converted, in whole or in part, to a SOFR Loan, subject to the limitations and conditions set forth in this Agreement.
2.6.6Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than six months prior to the date that such Lender notifies the Borrower of the change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof).
2.6.7Mitigation.
(a)Designation of a Different Lending Office. If any Lender requests compensation under this Section 2.6, or the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.8, then such Lender shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Sections 2.8, 2.6.1 or 2.6.2, as the case may be, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
(b)Replacement of Lenders. If any Lender requests compensation under Sections 2.6.1 or 2.6.2, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.8, the Borrower may replace such Lender in accordance with Section 13.2.4.
2.6.8Survival. All of the Borrower’s obligations under this Section 2.6 shall survive repayment of all other Obligations hereunder and resignation of the Administrative Agent.
2.6.9Taxes. Notwithstanding anything herein to the contrary, no additional amounts shall be payable by Borrower under this Section 2.6 with respect to Taxes on any amounts payable under the Loan Documents, which shall be governed by the provisions of Section 2.8 hereof.
2.6.10Temporary Inability to Determine Rates. If (A) the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that Adjusted Daily Simple SOFR or Adjusted Term SOFR cannot be determined pursuant to the definition thereof or (B) the Required Lenders determine that for any reason in connection with any conversion of a SOFR Loan or a continuation thereof that Adjusted Daily Simple SOFR or Adjusted Term SOFR for any requested Interest Period with respect to a proposed SOFR Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, and the Required Lenders have provided notice of such determination to the Administrative Agent, in each case of (A) and (B), on or prior to the first day of any Interest Period, the Administrative Agent will promptly so notify the Borrower and each Lender. Upon notice thereof by the Administrative Agent to the Borrower, (i) any obligation of the Lenders to make or continue the applicable SOFR Loans or to convert Base Rate Loans to SOFR Loans shall be suspended (to the extent of the affected Interest Periods) until the Administrative Agent revokes such notice (and the Administrative Agent agrees to promptly revoke such notice upon cessation of the conditions referred to in (A) or (B) above and (ii) if such determination affects the calculation of the Base Rate, the Administrative Agent shall during the period of such suspension compute the Base Rate without reference to clause (iii) of the definition of “Base Rate” until the Administrative Agent revokes such notice. Upon receipt of such notice, (i) the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of any applicable SOFR Loans (to the extent of the affected SOFR Loans or affected Interest Periods) or, failing that, the Borrower will be deemed to have converted any such request into a request for a conversion to Base Rate Loans in the amount specified therein and (ii) any outstanding affected SOFR Loans will be deemed to have been converted into Base Rate Loans at the end of the applicable Interest Period. Upon any such conversion, the Borrower shall also pay accrued interest on the amount so converted, together with any additional amounts required pursuant to Section 2.3.15. If the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that “Adjusted Term SOFR” cannot be determined pursuant to the definition thereof on any given day, the interest rate on Base Rate Loans shall be determined by the Administrative Agent without reference to clause (iii) of the definition of “Base Rate” until the Administrative Agent revokes such determination.
2.6.11Permanent Inability to Determine Rates; Benchmark Replacement Settlement
(a)Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event, the Administrative Agent and the Borrower may amend this Agreement to replace the then-current Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition

Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all Lenders and the Borrower so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. No replacement of the then-current Benchmark with a Benchmark Replacement pursuant to this Section 2.6.11(a) will occur prior to the applicable Benchmark Transition Start Date. Unless and until a Benchmark Replacement is effective in accordance with this clause (i), all Loans shall be converted into Base Rate Loans in accordance with the provisions of Section 2.6.10 above.
(b)Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
(c)Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of the implementation of any Benchmark Replacement and the effectiveness of any Conforming Changes. The Administrative Agent will notify the Borrower and the removal or reinstatement of any tenor of a Benchmark. Any determination, decision or election that may be made by the Administrative Agent or Lenders pursuant to this Section 2.6.11, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 2.6.11.
(d)Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if any then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion in consultation with the Borrower or (B) the administrator of such Benchmark or the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks, then the Administrative Agent, in consultation with the Borrower, may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable, non-representative, non-compliant or non-aligned tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative or incompliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks for a Benchmark (including a Benchmark

Replacement), then the Administrative Agent, in consultation with the Borrower, may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor..
(e)Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for the applicable SOFR Loan of, conversion to or continuation of SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Loan of or conversion to Base Rate Loans. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of Base Rate based upon Adjusted Term SOFR (or then-current Benchmark) will not be used in any determination of Base Rate.
2.7Acknowledgement and Consent to Bail-In of an Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
2.7.1Application. The application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder that may be payable to it by any party hereto that is an Affected Financial Institution; and
2.7.2Effect. The effects of any Bail-in Action on any such liability, including, if applicable:
(a)a reduction in full or in part or cancellation of any such liability;
(b)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(c)the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.
2.8Taxes.
2.8.1Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.
(a)Any and all payments by or on account of any obligation of any Loan Party hereunder or under any other Loan Document (including, without limitation, each Guaranty) shall, to the extent permitted by applicable Laws, be made free and clear of and without reduction or withholding for any Taxes. If, however, applicable Laws require a Loan Party or the Administrative Agent to withhold or deduct any Tax, such Tax shall be withheld or deducted in accordance with such Laws as determined by such Loan Party or the Administrative Agent, as the case may be, upon the basis of the information and documentation to be delivered pursuant to Section 2.8.5 below.
(b)If the Borrower or the Administrative Agent shall be required by the Code to withhold or deduct any Taxes, including both United States Federal backup withholding and withholding taxes, from any payment, then (A) the Administrative Agent shall withhold or make such deductions as are determined by the Administrative Agent to be required based upon the information and documentation it has received pursuant to Section 2.8.5 below (unless the Administrative Agent is not a “United States person” within the meaning of Section 7701(a)(30) of the Code, in which case Borrower shall withhold or make such deductions as are determined by the Borrower to be required based on the information and documentation it has received pursuant to Section 2.8.5 below), (B) the Administrative Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the Code (unless the Administrative Agent is not a “United States person” within the meaning of Section 7701(a)(30) of the Code, in which case Borrower shall timely pay the full amount withheld and deducted to the relevant Governmental Authority in accordance with the Code), and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes or Other Taxes, the sum payable by the Borrower shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent or Lender, as the case may be, receives an amount equal to the sum it would have received had no such withholding or deduction been made.
2.8.2Payment of Other Taxes by the Borrower. Without limiting the provisions of Section 2.8.1 above, the Borrower shall timely pay, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes to the relevant Governmental Authority in accordance with applicable Laws.
2.8.3Tax Indemnifications.
(a)Without limiting the provisions of Sections 2.8.1 or 2.8.2 above, the Borrower shall, and does hereby, indemnify the Administrative Agent and each Lender, and shall make payment in respect thereof within twenty (20) days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) withheld or deducted by the Borrower or the Administrative Agent or paid by the Administrative Agent or such Lender, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of any such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(b)Without limiting the provisions of Sections 2.8.1 or 2.8.2 above, each Lender shall, and does hereby, indemnify the Borrower and the Administrative Agent, and shall make payment in respect thereof within twenty (20) days after written demand therefor, against any and all Taxes and any and all related losses, claims, liabilities, penalties, interest and expenses (including the fees, charges and disbursements of any counsel for the Borrower or the

Administrative Agent) incurred by or asserted against the Borrower or the Administrative Agent by any Governmental Authority as a result of the failure by such Lender to deliver, or as a result of the inaccuracy, inadequacy or deficiency of, any documentation required to be delivered by such Lender to the Borrower or the Administrative Agent pursuant to Section 2.8.5. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this clause (b). The agreements in this clause (b) shall survive the resignation and/or replacement of the Administrative Agent in accordance with the terms and conditions of this Agreement, any assignment of rights by, or the replacement of, a Lender in accordance with the terms and conditions of this Agreement, and the repayment, satisfaction or discharge of all other Obligations.
2.8.4Evidence of Payments. Upon request by the Borrower or the Administrative Agent, as the case may be, after any payment of Taxes by the Borrower or the Administrative Agent to a Governmental Authority as provided in this Section 2.8, the Borrower shall deliver to the Administrative Agent or the Administrative Agent shall deliver to the Borrower, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Law to report such payment or other evidence of such payment reasonably satisfactory to the Borrower or the Administrative Agent, as the case may be.
2.8.5Status of Lenders; Tax Documentation.
(a)Each Lender shall deliver to the Borrower and to the Administrative Agent, at the time or times prescribed by applicable Laws or when reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable Laws or by the taxing authorities of any jurisdiction and such other reasonably requested information as will permit the Borrower or the Administrative Agent, as the case may be, to determine (A) whether or not payments made hereunder or under any other Loan Document are subject to Taxes, (B) if applicable, the required rate of withholding or deduction, and (C) such Lender's entitlement to any available exemption from, or reduction of, applicable Taxes in respect of all payments to be made to such Lender by the Borrower pursuant to this Agreement or otherwise to establish such Lender's status for withholding tax purposes in the applicable jurisdiction.
(b)Without limiting the generality of the foregoing, if the Borrower is resident for tax purposes in the United States,
(i)Any Lender that is a “United States person” within the meaning of Section 7701(a)(30) of the Code shall deliver to the Borrower and the Administrative Agent executed originals of Internal Revenue Service Form W-9 or such other documentation or information prescribed by applicable Laws or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent, as the case may be, to determine whether or not such Lender is subject to backup withholding or information reporting requirements; and
(ii)Each Foreign Lender that is entitled under the Code or any applicable treaty to an exemption from or reduction of withholding tax with respect to payments hereunder or under any other Loan Document shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Borrower or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:
(A)Executed originals of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party,
(B)Executed originals of Internal Revenue Service Form W-8ECI,
(C)Executed originals of Internal Revenue Service Form W-8IMY and all required supporting documentation,
(D)In the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Borrower within the meaning of section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code and (y) executed originals of Internal Revenue Service Form W-8BEN, or
(E)Executed originals of any other form prescribed by applicable Laws as a basis for claiming exemption from or a reduction in United States Federal withholding tax together with such supplementary documentation as may be prescribed by applicable Laws to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made.
(c)If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 2.8.5(c), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
(d)Each Lender shall promptly (A) notify the Borrower and the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (B) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Laws of any jurisdiction that the Borrower or the Administrative Agent make any withholding or deduction for taxes from amounts payable to such Lender.
2.8.6Treatment of Certain Refunds. Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender, or have any obligation to pay to any Lender, any refund of Taxes withheld or deducted from funds paid for the account of such Lender. If the Administrative Agent or any Lender determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes (including any tax credit in lieu of a refund) as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses actually incurred by the Administrative Agent or such Lender, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender, as the case may be, in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This Section shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.
2.9Defaulting Lenders.
2.9.1Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Laws:
(a)Waivers and Amendments. That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of “Required Lenders” and in Section 13.4.1.
(b)Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article XI or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 12.2 shall be applied at such time or times as may be reasonably determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Borrower, to be held in an interest bearing deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to the Loans under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender's breach of its obligations under this Agreement; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender pursuant to this Section 2.9.1 shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.
2.9.2Defaulting Lender Cure. If Borrower and Administrative Agent agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as Administrative Agent may determine to be necessary to cause the Loans to be held on a pro rata basis by the Lenders in accordance with their Commitment Percentages, whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of Borrower while that Lender was a Defaulting Lender; and provided, further, that, except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
3.SECURITY FOR THE LOAN AND RELEASE OF PROPERTIES.
3.1Security. The Loan together with interest thereon and all other charges and amounts payable by, and all other obligations of, the Borrower to the Administrative Agent and/or each of the Lenders, whenever incurred, direct or indirect, absolute or contingent, arising under or with respect to this Agreement, the Security Documents, or any other Loan Document, together with all other Obligations, shall be secured by the Collateral in accordance with the terms and conditions set forth in this Agreement and in the other Loan Documents.
3.2Release on Payment in Full. Upon payment in full of the outstanding principal balance of the Loan in accordance with the terms and provisions of the Note and this Agreement and the other Loan Documents, Administrative Agent shall release the Lien of the Account Pledge, and the other Loan Documents and the Borrower and each other Loan Party shall be released from all obligations under the Loan Documents (except those obligations that expressly survive such release), in each case not theretofore released.
3.3[RESERVED].
4.CONTINUING AUTHORITY OF AUTHORIZED OFFICERS.
The Administrative Agent and each of the Lenders are authorized to rely upon the continuing authority of the Authorized Officers with respect to all matters pertaining to the Loan and the Loan Documents including, but not limited to, the selection of interest rates. Such authorization may be changed only upon written notice to Administrative Agent accompanied by evidence, reasonably satisfactory to Administrative Agent, of the authority of such Authorized Officer giving such notice and such notice shall be effective not sooner than five (5) Business

Days following receipt thereof by Administrative Agent. The Authorized Officers as of the Closing Date are as set forth on Schedule 4.
5.CONDITIONS PRECEDENT.
5.1Closing Loan and Initial Funding of the Loan. It shall be a condition precedent of Lenders’ obligation to close the Facility that each of the following conditions precedent be satisfied in full, unless waived by the Lenders at or prior to the date of this Agreement (the “Closing Date”):
5.1.1Satisfactory Loan Documents. On the Closing Date, each of the Loan Documents shall be satisfactory in form, content and manner of execution and delivery to the Administrative Agent and the Administrative Agent’s counsel, and all Loan Documents shall be in full force and effect.
5.1.2Validity and Sufficiency of Security Documents. The Security Documents shall create a valid lien on, or security interest in, the Collateral, as applicable, and:
(a)The Guarantor shall have delivered to the Administrative Agent the Account Pledge and shall have caused sufficient funds to be deposited in the Guarantor Account to satisfy the Guarantor Collateral Account Covenant; and
(b)on or prior to the Closing Date, the Administrative Agent shall have received the results of a UCC, tax lien and judgment search as may be reasonably requested by the Administrative Agent with respect to the Borrower and any other Loan Parties, and the results of such search shall indicate there are no judgments which the Administrative Agent shall reasonably determine in good faith could reasonably be expected to have a Material Adverse Effect or Liens not permitted under the Loan Documents or to be satisfied with the proceeds of the initial Loan Advance or otherwise permitted by the Administrative Agent.
5.1.3Formation Documents and Entity Agreements. On the Closing Date, the Administrative Agent shall have received a certificate of an Authorized Officer of each Loan Party (or the manager or general partner of such Loan Party, as applicable) certifying (a) as to resolutions of such Loan Party authorizing and approving the transactions contemplated by the Loan Documents, and the execution and delivery thereof by such Loan Party in respect of the documents to which it is a party on its own behalf, or as a general partner or manager of such Loan Party, in respect of any of the Loan Documents, (b) as to signatures and incumbency of all Authorized Officers of such Loan Party (or the manager or general partner of such Loan Party, as applicable) executing documentation on behalf of such entity or on behalf of such Loan Party, in connection with the transactions contemplated by the Loan Documents, (c) that the Formation Documents of such Loan Party delivered on the Closing Date have been duly executed, delivered and filed (to the extent required by applicable Laws) and are or remain, as applicable, in full force and effect and unmodified except as stated therein as of the date of such certificate (and annexing copies thereof with respect to the Formation Documents delivered on the Closing Date) and (d) the good standing certificates of such Loan Party for (i) its state of formation and (ii) such other good standing certificates where the conduct of such Loan Party’s business and ownership of its assets requires such qualification unless the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect on such Loan Party.

5.1.4Legal and other Opinions. The Administrative Agent shall have received and approved legal opinion letters (such approval not to be unreasonably, withheld, conditioned, or delayed) from counsel representing the Borrower and the other Loan Parties which meet Administrative Agent’s legal opinion requirements and covering such matters incident to the transactions contemplated herein as the Administrative Agent may reasonably request that are customary for full recourse commercial loans of the same nature as the Loan.
5.1.5Beneficial Ownership Certification. (i) Upon the reasonable written request of any Lender made at least ten (10) Business Days prior to the Closing Date, Borrower shall have provided to such Lender the documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including the PATRIOT Act, in each case at least two (2) days prior to the Closing Date (or such shorter time as any such Lender shall agree); and (ii) at least two (2) days prior to the Closing Date (or such shorter time as any such Lender shall agree), any Loan Party that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation shall deliver a Beneficial Ownership Certification in relation to such Loan Party.
5.1.6Extension. Closing of an extension of the debt under the Credit Agreement dated as of April 4, 2025 entered into between the Borrower and KeyBank National Association as administrative agent and lender to a date that is thirty (30) months from the Closing Date.
Notwithstanding the foregoing, Administrative Agent and Lenders agree that the funding of the Loan shall evidence the satisfaction (or waiver by each Lender) of all of the conditions precedent set forth in this Article 5.
5.2Conditions to Each Loan Advance. The obligation of each Lender to make a Loan Advance is subject to the following conditions precedent:
(a)Financial Covenant Compliance. The Borrower shall be in compliance, on a pro forma basis after giving effect to such Loan Advance, with the Financial Covenants, as satisfied by the Closing Compliance Certificate, or once delivered, the most recent Compliance Certificate delivered by the Borrower.
(b)No Default. No Default or Event of Default shall exist, or would result from such proposed Loan or from the applicable of the proceeds thereof.
(c)Loan Notice. The Administrative Agent shall have received a Loan Notice in accordance with the requirements hereof, which shall include (for each draw after the first draw) supporting information showing how the proceeds of the prior Loan Advance were used with respect to the share repurchase program.
6.REPRESENTATIONS AND WARRANTIES.
To induce the Lenders to enter into this Agreement and to make the Loan, the Borrower represents and warrants to the Administrative Agent and each Lender that on and as of the Closing Date:
6.1Formation. Each Loan Party has been duly formed and is validly existing and in good standing as a corporation, partnership or limited liability company, as the case may be,

under the laws of the State of its formation. Each Loan Party has the requisite corporate, partnership or limited liability company power and authority, as applicable, to own its assets and conduct its businesses as currently conducted and owned, and to enter into and perform its obligations under each Loan Document to which it is a party. Each Loan Party is in good standing and authorized to do business in each jurisdiction where the ownership of its assets and/or the conduct of its business requires such qualification except where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect. No Loan Party is an EEA Financial Institution.
6.2Proceedings; Enforceability. Each Loan Party has taken all requisite corporate, partnership or limited liability company action, as applicable, to authorize the execution, delivery and performance by such Loan Party of the Loan Documents to which it is a party. Each Loan Document which is required to be executed and delivered on the Closing Date has been duly authorized, executed and delivered and constitutes the legal, valid and binding obligation of each Loan Party thereto, enforceable against each such Loan Party in accordance with its respective terms except to the extent that the enforceability thereof may be limited by applicable Debtor Relief Laws and to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).
6.3Conflicts. Neither the execution, delivery and performance of the Loan Documents by the Loan Parties nor compliance by any Loan Party with the terms and provisions thereof, (a) will contravene any provision of any Law or any order, writ, injunction or decree of any court or Governmental Authority having jurisdiction over the Borrower, the Property or any Loan Party, (b) will conflict with or result in any breach of any of the terms, covenants, conditions of, or constitute a default under, or result in the creation or imposition (or the obligation to create or impose) of any Lien upon any of the property or assets of any Loan Party pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement or loan agreement or any other agreement, contract or instrument to which any Loan Party is a party or by which it or any of its properties or assets is bound or to which it may be subject which would reasonably be expected to result in a Material Adverse Effect, or (c) will violate any provision of any Formation Document of any Loan Party.
6.4Ownership and Taxpayer Identification Numbers. All of the partners, owners, stockholders, and members, respectively and as may be applicable, of each Loan Party (other than the Borrower, CRT and WHLR) are listed in Schedule 6.4 (as such may be updated from time to time). Set forth on Schedule 6.4 (as such may be updated from time to time) is the correct and legal name, tax identification number(s) and state of incorporation or organization of the Borrower, CRT, and WHLR. The information included in each Beneficial Ownership Certification is true and correct in all material respects (on and as of the date delivered).
6.5Litigation. Other than as set forth on Schedule 6.5 hereof, or in any filing with the SEC for CRT or WHLR, or as disclosed to Administrative Agent in the search results delivered to Administrative Agent prior to the Closing Date, to the Borrower’s Knowledge there are no actions, suits or proceedings at law or in equity or by or before any Governmental Authority or other agency or regulatory authority by any entity (private or governmental) pending or, to the Borrower’s Knowledge, threatened with respect to the Loan, the transactions contemplated in the Loan Documents, any Designated Loan Party, or any Borrower Subsidiary, which are not fully covered (subject to deductibles) by an insurance policy issued by a reputable and financially viable insurance company, or, to the extent not so covered, would reasonably be expected to have a Material Adverse Effect.
6.6Information. All factual information furnished by or on behalf of the Borrower or any Loan Party to the Administrative Agent and/or any of the Lenders (including, without limitation, all information contained in the Loan Documents) for purposes of or in connection with this Agreement, the other Loan Documents or any transaction contemplated herein or therein is, and all other such factual information hereafter furnished by or on behalf of the Borrower or any Loan Party to the Administrative Agent and/or any of the Lenders will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information not misleading in any material respect at such time in light of the circumstances under which such information was provided. There is no material fact of which Borrower presently has Knowledge, which has not been disclosed to the Administrative Agent, which would reasonably be expected to have a Material Adverse Effect.
6.7Taxes. All Loan Parties have made all required tax filings and are not delinquent in the payment of any federal, state and local taxes, assessments, impositions or other governmental charges applicable to them and/or their respective assets, except to the extent same are being contested in a manner which complies with the requirements of Section 9.1, or would not reasonably be expected to have a Material Adverse Effect.
6.8Financial Information. The consolidated financial statements of CRT and the consolidating financial statements of the Borrower and each Borrower Subsidiary delivered to the Administrative Agent by Borrower present fairly the (a) financial condition of CRT and its Subsidiaries and the Borrower and the Borrower Subsidiaries, as applicable, as of the dates of such statements and (b) results of operations for the periods covered thereby. Since the dates of the relevant financial statements, no change has occurred which would reasonably be expected to have a Material Adverse Effect. All financial statements of CRT, the Borrower, the Borrower Subsidiaries, or any other Loan Party hereafter furnished to the Administrative Agent or any of the Lenders shall be true, accurate and complete in all material respects and shall fairly present the financial condition of CRT, the Borrower, the Borrower Subsidiaries and/or respective Loan Party, as applicable, as of the date thereof.
6.9Formation Documents. Borrower has delivered or caused to be delivered to the Administrative Agent true and complete copies of all Formation Documents of the Loan Parties, and all amendments thereto.
6.10Bankruptcy Filings. No Loan Party is contemplating either a filing of a petition under any Debtor Relief Laws or the liquidation under any Debtor Relief Laws of all or a major portion of its assets or property, and the Borrower has no knowledge of any Person contemplating the filing of any such petition against any Loan Party.
6.11Investment Company. No Loan Party is an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
6.12Margin Regulations; Use of Proceeds. The Loan Parties are not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System of the United States), or extending credit for the purpose of purchasing or carrying margin stock. The proceeds of the Loan shall be used solely and exclusively as provided in Section 8.9. No portion of the proceeds of the Loan shall be used directly or indirectly, and whether immediately, incidentally or ultimately (a) except as permitted by Section 8.9, to purchase or carry any margin stock or to extend credit to others for the purpose thereof or to repay or refund indebtedness previously incurred for such purpose, or (b) for any purpose which would violate or in inconsistent with the provisions of Regulations T, U and X of the Board of Governors of the Federal Reserve System.
6.13Deferred Compensation and ERISA. Neither the Borrower nor any other Loan Party or any ERISA Affiliate maintains any employee pension benefit plan (as defined in Section

3(2) of ERISA) subject to Title IV of ERISA nor maintains any employee welfare benefit plan (as defined in Section 3(l) of ERISA) that primarily provides for health and welfare benefits to retired employees or other former employees (other than as required by Section 601 et seq. of ERISA).
6.14Anti-Corruption; OFAC; Designated Jurisdictions.
6.14.1Anti-Corruption. In the last five years, the Loan Parties have conducted their respective businesses in compliance in all material respects with applicable Anti-Corruption Laws.
6.14.2OFAC; Designated Jurisdictions. None of the Loan Parties, any of their respective Subsidiaries, or, to the Knowledge of WHLR or the Borrower, any Related Party thereof, is (i) a Sanctioned Person, (ii) located, organized or resident in a Designated Jurisdiction or (iii) is or has been (within the previous five (5) years) engaged in any transaction with any Sanctioned Person or any Person who is located, organized or resident in any Designated Jurisdiction to the extent that such transactions violated Sanctions in place at the time of such transactions. The proceeds from the Loan have not been and will not be used directly or, to the Knowledge of Borrower, indirectly, or has otherwise been or will be made available directly or, to the Knowledge of Borrower, indirectly, to fund any activity or business in any Designated Jurisdiction or to fund any activity or business with any Sanctioned Person, in each case in violation of applicable Sanctions, or in any other manner that will result in a violation of applicable Sanctions by any Loan Party or Subsidiary thereof, or the imposition on any Lender, the Arranger, or the Administrative Agent, of Sanctions. Neither the making of the Loans hereunder nor the use of proceeds thereof will violate the Act, the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto or successor statute thereto. The Borrower and its Subsidiaries are in compliance in all material respects with the Act, to the extent the Act is applicable to Borrower and its Subsidiaries.
6.15No Default. There is no Default on the part of the Borrower or any of the other Loan Parties under this Agreement or any of the other Loan Documents and no event has occurred and is continuing which could constitute a Default under any Loan Document.
6.16Governmental Authorizations; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person that has not been obtained or delivered is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document.
6.17Qualification as a REIT. To Borrower’s Knowledge, (a) CRT qualified as a REIT under the provisions of the Code, as applicable, for its fiscal year ended December 31, 2010, and has remained qualified from December 31, 2010 through the date hereof, (b) all appropriate federal income tax returns for the fiscal years through December 31, 2023 have been filed by CRT with the IRS and no previously filed return has been examined and reported on by the IRS, (c) CRT has not incurred any liability for excise taxes pursuant to Section 4981 of the Code and (d) CRT is organized in conformity with the requirements for qualification as a REIT pursuant to Sections 856 through 860 of the Code, and CRT’s proposed method of operation consistent with CRT’s business and the business activities contemplated by this Agreement will enable it to meet the requirements for qualification and taxation as a REIT under the Code. WHLR qualified as a REIT under the provisions of the Code, as applicable, for its fiscal year ended December 31, 2023, and has remained qualified from December 31, 2023 through the date hereof. All appropriate federal income tax returns for the fiscal years through December 31, 2023 have been filed by WHLR with the IRS and no previously filed return has been examined and reported on by the IRS. WHLR has not incurred any liability for excise taxes pursuant to Section 4981 of the Code. WHLR is organized in conformity with the requirements for qualification as a REIT pursuant to Sections 856 through 860 of the Code, and WHLR’s proposed method of operation consistent with WHLR’s business and the business activities contemplated by this Agreement will enable it to meet the requirements for qualification and taxation as a REIT under the Code.
6.18Compliance with Laws. Each Loan Party is in compliance in all material respects with the requirements of all Laws applicable to it or to its properties, except in such instances in which (a) such requirement of Law is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.
6.19Solvency. After giving effect to the transactions contemplated hereby, (a) each of the Borrower, WHLR and CRT is solvent and is able to pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, and (b) the fair saleable value of each Loan Party’s assets, measured on a going concern basis, exceeds all probable liabilities, including those to be incurred pursuant to this Agreement. After giving effect to the transactions contemplated hereby, none of the Loan Parties (i) has unreasonably small capital in relation to the business in which it is or proposes to be engaged or (ii) has incurred, or believes that it will incur debts beyond its ability to pay such debts as they become due; provided that nothing contained in subclause (i) shall require any equity holder to make any capital contribution to comply with such subclause (i) or otherwise. In executing the Loan Documents and consummating the transactions contemplated hereby, none of the Loan Parties intends to hinder, delay or defraud either present or future creditors or other Persons to which one or more of the Loan Parties is or will become indebted.
6.20Beneficial Ownership Material. The information included in the Beneficial Ownership Certification is true and correct in all material respects (on and as of the date delivered).
7.AFFIRMATIVE COVENANTS.
So long as any Loan or other Obligation (other than those Obligations that survive the repayment in full of the Loans) hereunder shall remain unpaid or unsatisfied, the Borrower shall, and shall cause, with respect to Sections 7.3, 7.4, 7.6, 7.7, 7.9 (other than Section 7.9(a)) and 7.14 with respect to WHLR), inclusive and Section 7.18, each Loan Party to:
7.1Notices. Within five (5) Business Days after obtaining actual Knowledge thereof, notify the Administrative Agent in writing (and the Administrative Agent shall thereafter promptly notify the Lenders) of the occurrence of any act, event or condition which constitutes an Event of Default under any of the Loan Documents. Any notification delivered pursuant to this Section 7.1 shall include a written statement of any remedial or curative actions, if applicable, which the Borrower proposes to undertake and/or to cause any of other Loan Parties to cure or remedy such Event of Default.
7.2Financial Statements; Reports; Officer’s Certificates. Except to the extent such reports are otherwise publicly available, furnish or cause to be furnished to the Administrative Agent (and the Administrative Agent shall thereafter promptly furnish copies of same to the Lenders) from time to time, the following financial statements, reports, certificates, and other information, all in form and manner of presentation reasonably acceptable to the Administrative Agent:
7.2.1Annual Statements. As soon as available and in any event no later than ninety (90) days after the close of each Fiscal Year, the Consolidated statements of financial condition of CRT, as at the end of such Fiscal Year and the related Consolidated statement of income and retained earnings and statement of cash flows for such Fiscal Year, in each case, commencing with the Fiscal Year ending December 31, 2024, setting forth comparative figures for the preceding fiscal year and certified by the Chief Financial Officer or Chief Accounting Officer of CRT and audited by a qualified audit firm and containing an opinion from the auditor not subject to any “going concern” or like qualification, such financial statements to include and to be supplemented by such detail and supporting data and schedules as the Administrative Agent may from time to time reasonably determine. Notwithstanding the foregoing, delivery to Lender of a copy of the annual audit report filed by CRT with the Securities and Exchange Commission shall satisfy the foregoing requirements.
7.2.2Periodic Statements. As soon as available and in any event no later than sixty (60) days after the close of each fiscal quarter, (i) the Consolidated statement of financial condition of CRT, as at the end of such quarterly period, (ii) the related Consolidated statement of income and retained earnings (for the current quarter and on a year to date basis), and (iii) the Consolidated statement of cash flows (on a year to date basis), in each case commencing with the fiscal quarter ending March 31, 2025, setting forth comparative figures for the related periods in the prior Fiscal Year, internally prepared in accordance with GAAP, consistently applied, subject to normal year-end audit adjustments, all in form and manner of presentation reasonably acceptable to the Administrative Agent, such financial statements to be certified by the Chief Financial Officer or Chief Accounting Officer of CRT and to include and to be supplemented by such detail and supporting data and schedules as the Administrative Agent may from time to time reasonably request, together with consolidating income statements for the Borrower and each Borrower Subsidiary.
7.2.3SEC Reports. Within ten (10) days after being received, copies of all correspondence from the SEC, other than routine non-substantive general communications from the SEC.
7.2.4Other Certificates. Quarterly and annually, upon delivery of each of the financial statements required pursuant to Sections 7.2.1 and 7.2.2 above, a listing (which may include the public availability of such filings on each of the Guarantors’ investor relations websites) of (a) all filings by the Borrower or CRT with the SEC, including, without limitation, full copies of CRT’s 10-Q and 10-K filings; and (b) any material change in accounting policies required by GAAP or financial reporting practices by any Loan Party or their Subsidiaries.
7.2.5Data Requested. Within a reasonable period of time and from time to time, such other financial data or information as the Administrative Agent may reasonably request and that Borrower already has in its possession (or can obtain with commercially reasonable efforts and at no cost and expense to the Borrower other than de minimis expenses) with respect to the Borrower, and/or the other Loan Parties including, but not limited to, operating statements, and balance sheets.
7.2.6Tax Returns. Upon the Administrative Agent’s request, copies of all federal and state tax returns of the Borrower and the other Loan Parties.

7.2.7Notice of Litigation. Other than actions, suits or proceedings set forth on Schedule 6.5 hereof or as disclosed to Administrative Agent in the search results delivered to Administrative Agent prior to the Closing Date, within ten (10) Business Days after an Authorized Officer obtains written notice of any pending or threatened (in writing) action, suit or proceeding at law or in equity or by or before any governmental instrumentality or other agency or regulatory authority by any entity (private or governmental) relating in any way to the Loan, the transactions contemplated in the Loan Documents, or the transactions contemplated in any documentation executed in connection therewith, or the Borrower or any other Designated Loan Party, which is not fully covered (subject to deductibles) by an insurance policy issued by a reputable and financially viable insurance company, or, to the extent not so covered, which would reasonably be expected to have a Material Adverse Effect.
The Borrower hereby acknowledges that (a) the Administrative Agent and/or the Arranger will make available to the Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks, Syndtrak or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Borrower hereby agrees that so long as the Borrower or CRT or WHLR is the issuer of any outstanding debt or equity securities that are registered or issued pursuant to a private offering or is actively contemplating issuing any such securities (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Arranger and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 15.20); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Administrative Agent and the Arranger shall be entitled to treat and shall treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform that is not designated “Public Side Information.” Notwithstanding the foregoing, (i) the Borrower shall be under no obligation to mark any Borrower Materials “PUBLIC” and (ii) no Public Lender shall be permitted to withhold, condition or delay its approval or consent to any matter hereunder based solely on such Public Lender’s failure or refusal to receive and/or review non-Public Borrower Materials.
7.3Existence. (a) Preserve, renew and keep in full force and effect (i) the partnership, limited liability company or corporate existence, as applicable, of each Loan Party and (ii) the material rights, licenses, permits and franchises of each Loan Party, (b) comply with all Laws and other Laws applicable to it and its assets, business and operations, the non-compliance with which would reasonably be expected to have a Material Adverse Effect, (c) to the extent applicable, at all times maintain, preserve and protect all material franchises and trade names and all the remainder of its property used or useful in the conduct of its business, and (d) keep and cause each Loan Party to keep, its assets in good working order and repair, ordinary wear and tear and damage by casualty or taking by condemnation excepted, and from time to time make, or cause to be made, all reasonably necessary repairs, renewals, replacements, betterments and improvements thereto.
7.4Payment of Taxes. Duly pay and discharge, before the same shall become overdue, all taxes, assessments, impositions, and other governmental charges payable by it; provided, however, the failure of any Designated Loan Party to pay such taxes, assessments, impositions, or other governmental charges shall not constitute a Default or Event of Default as long as same are being contested in a manner which complies with the requirements of Section 9.1.
7.5Insurance. Borrower shall at all times maintain or cause the appropriate Person to maintain in full force and effect insurance on the assets of the Borrower and the Borrower Subsidiaries as is reasonable and usual for Persons conducting business operations similar to those of the Borrower and in compliance with the terms of any secured financing with respect thereto.
7.6Loan Documents. Observe, perform and satisfy all the terms, provisions, covenants and conditions to be performed by it under, and to pay when due all costs, fees and expenses, and other Obligations to the extent required under, the Loan Documents.
7.7Further Assurances. Execute and deliver to the Administrative Agent such documents, instruments, certificates, assignments and other writings, and do such other acts, necessary or desirable in the reasonable judgment of the Administrative Agent, for the better and more effective carrying out of the intents and purposes of this Agreement and the other Loan Documents, provided that same do not increase the obligations, or decrease the rights, of any of the Loan Parties other than to a de minimis extent.
7.8Books and Records. Maintain and keep in accordance with GAAP (or such other accounting basis reasonably acceptable to the Administrative Agent), proper and accurate books, records and accounts reflecting all of the financial affairs of the Borrower and such other Loan Parties and the Borrower Subsidiaries and all items of income and expense in connection with their respective business and operations and in connection with any services, equipment or furnishings provided in connection with the operation of the business of the Borrower, the other Loan Parties, and the Borrower Subsidiaries, whether such income or expense is realized thereby or by any other Person. The Administrative Agent shall have the right during the continuance of an Event of Default, during normal business hours and upon reasonable notice, to examine such books, records and accounts at the office of the Person maintaining such books, records, correspondence, and accounts and to make such copies or extracts thereof as the Administrative Agent shall desire at the Administrative Agent’s cost and expense. The Borrower shall give the Administrative Agent notice within fifteen (15) Business Days’ notice of any change in the location of its financial records from the address specified at the beginning of this Agreement. The Administrative Agent may discuss the financial and other affairs of the Borrower, the other Loan Parties, and Borrower Subsidiaries with any of its Affiliates, and any accountants hired by the Borrower, it being agreed that the Administrative Agent and each of the Lenders shall use reasonable efforts not to divulge information obtained from such examination to others except as required by applicable Laws and in connection with administering the Loan, enforcing its rights and remedies under the Loan Documents and in the conduct, operation and regulation of its banking and lending business (which may include, without limitation, the transfer of the Loan to the extent permitted by the terms of this Agreement). Any assignee or transferee of the Loan, co-lender, or any holder of a participation interest in the Loan shall deal with such information in the same manner and in connection with any subsequent transfer of its interest in the Loan or of further participation interests therein.
7.9Business and Operations. (a) Continue to engage in the type of businesses, acquisition, sale, financing, development and operation of retail properties and usual and customary uses incidental to such retail activities presently conducted by them as of the Closing Date, respectively, and (b) be qualified to do business and in good standing under the Laws of each jurisdiction, and otherwise to comply with all Laws, as and to the extent the same are required for the ownership, maintenance, management and operation of the assets of such Person except where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect.
7.10RESERVED.
7.11ERISA. As soon as possible and, in any event, within ten (10) days after any Loan Party, Borrower Subsidiary, or any ERISA Affiliate knows of the occurrence of any of the following which would reasonably be expected to have a Material Adverse Effect, deliver to the Administrative Agent a certificate of an executive officer of the Borrower setting forth details as to such occurrence and the action, if any, that the Borrower or other applicable Loan Party, Borrower Subsidiary ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed with or by the Borrower, a Loan Party, a Borrower Subsidiary, an ERISA Affiliate, the PBGC, a Plan participant or the Plan administrator with respect thereto: (a) that a Reportable Event has occurred; (b) that any Plan has been deemed to be in “at risk status” (as defined in Section 430(i)(4) of the Code); (c) that the minimum required contribution (as defined in Section 430(a) of the Code) to a Plan has not been timely made; (d) that a Plan has been or may be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA; (e) that proceedings may be or have been instituted to terminate or appoint a trustee to administer a Plan; (f) that a proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to a Plan; or (g) that the Borrower, Loan Party, Borrower Subsidiary, or ERISA Affiliate will or may incur any liability (including any indirect, contingent, or secondary liability) to or on account of the termination of or withdrawal from a Plan under Section 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or with respect to a Plan under Section 401(a)(29), 4971, 4975 or 4980 of the Code or Section 409 or 502(i) or 502(l) of ERISA. Upon the request of the Administrative Agent, the Borrower shall (or as applicable shall cause the other Loan Parties, ERISA Affiliates and Borrower Subsidiaries to) deliver to the Administrative Agent a complete copy of the annual report (Form 5500) of each Plan required to be filed with the Department of Labor. In addition to any certificates or notices delivered to the Administrative Agent pursuant to the first sentence hereof, copies of any material notices received by the Borrower, a Loan Party, a Borrower Subsidiary, or any ERISA Affiliate with respect to any Plan shall be delivered to the Administrative Agent no later than ten (10) days after the date such notice has been received by the Borrower, Loan Party or Borrower Subsidiary or ERISA Affiliate, as applicable.
7.12Costs and Expenses. Pay all costs and expenses as required by Section 15.9.1.
7.13Indemnification. At all times, both before and after repayment of the Loan, at its sole cost and expense defend, indemnify, exonerate and save harmless the Administrative Agent and each of the Lenders and all those claiming by, through or under the Administrative Agent and each of the Lenders as required by Section 15.
7.14Replacement Documentation. Upon receipt of an affidavit of an officer of the Administrative Agent as to the loss, theft, destruction or mutilation of the Note or any other loan document which is not of public record, and, in the case of any such loss, theft, destruction or mutilation, upon surrender and cancellation of such Note or other loan document and, if such

Note or other loan document is lost, stolen or destroyed and, accordingly, is not surrendered to Borrower, the delivery of an indemnity from Administrative Agent or the applicable Lender in favor of Borrower, the Borrower will issue, in lieu thereof, a replacement Note or other loan document in the same principal amount thereof and otherwise of like tenor.
7.15Maintenance of REIT Status. Each of WHLR and CRT shall engage in such business activities, and shall refrain from engaging in such activities, so as to continue to meet the requirements for qualification and taxation as a REIT under the Code. CRT shall at all times remain listed and traded on the New York Stock Exchange, Nasdaq or any other nationally or internationally recognized stock or securities exchange.
7.16Held For Sale Property Covenants

(a) The ratio of the Borrower’s Projected Net Sales Proceeds from the Held For Sale Properties, the calculation of which will be subject to the Administrative Agent’s reasonable review and approval, shall at all times exceed one hundred fifty percent (150%) of the outstanding Loan balance.
(b)The Held for Sale Debt Yield shall at all times be equal to or exceed eight and three-quarters percent (8.75%).
7.17Corporate Covenants

(a)The Borrower shall maintain a Leverage Ratio as determined as of each Calculation Date of not more than sixty percent (60%). The Leverage Ratio covenant shall be tested by the Administrative Agent as of each Calculation Date, such calculation and results to be verified by the Administrative Agent.
(b)The Borrower and CRT shall maintain a Liquidity for CRT and its Subsidiaries of no less than Two Million Five Hundred Thousand and 00/100 Dollars ($2,500,000.00).
(c)The Borrower shall maintain a Senior Debt Service Coverage Ratio (excluding CRT Preferred Stock dividends) as determined as of each Calculation Date of not less than 1.50:1. The Senior Debt Service Coverage Ratio covenant shall be tested by the Administrative Agent as of each Calculation Date with results based upon the results for the most recent Calculation Period, such calculation and results to be verified by the Administrative Agent.
7.18Compliance with Laws. Conduct its business (a) in compliance in all material respects with applicable Anti-Corruption Laws and applicable anti-money laundering laws; and (b) in compliance in all material respects with the requirements of all other Laws applicable to it or to its business or property, except in such instances in which (i) such requirement of Law is being contested in good faith by appropriate proceedings diligently conducted or (ii) the failure to comply therewith would not reasonably be expected to have a Material Adverse Effect.
7.19Treasury Management. Continue to maintain the Administrative Agent as the Borrower’s, CRT’s, and WHLR’s primary treasury management provider in a scope substantially consistent with the current scope of the treasury relationship as of the date of this Agreement.

8.NEGATIVE COVENANTS.
So long as any Loan or other Obligation (other than those Obligations that survive the repayment in full of the Loans) hereunder shall remain unpaid or unsatisfied, the Borrower shall not, nor shall it permit any other Loan Party to directly or indirectly:
8.1No Changes to the Borrower and other Loan Parties. With respect to WHLR, CRT, and the Borrower, without the prior written consent of the Administrative Agent, such consent not to be unreasonably withheld, conditioned or delayed after not less than thirty (30) days’ prior written notice (with reasonable particularity of the facts and circumstances attendant thereto): (a) change its jurisdiction of organization (with any change to a jurisdiction outside the United States requiring approval of the Required Lenders in their reasonable discretion), (b) change its organizational structure or type (with any change which would result in a Change of Control requiring approval of the Required Lenders in their reasonable discretion), (c) change its legal name, or (d) change the organizational number (if any) assigned by its jurisdiction of formation or its federal employment identification number (if any). Notwithstanding the foregoing, nothing contained herein shall be construed as prohibiting or restricting (i) a transfer by devise or descent or by operation of law upon the death of an individual having a legal or beneficial ownership or economic interest in any Loan Party or (ii) one or a series of transfers, of the legal or beneficial interests in any Person that does not result in a Change of Control subject in each instance to the provisions of Section 15.19.
8.2Restrictions on Liens. With respect to the Borrower only, create, incur, assume or suffer to exist any Lien upon or with respect to the Collateral and the Borrower Accounts, other than in favor of the Administrative Agent under the Loan Documents.
8.3Consolidations, Mergers, Sales of Assets, Issuance and Sale of Equity. (a) With respect to any Loan Party, dissolve, terminate or liquidate, (b) with respect to CRT and Borrower only, without the prior written consent of the Administrative Agent, such consent not to be unreasonably withheld, conditioned or delayed , consolidate with or merge with or into any other Person, (c) with respect to CRT, the Borrower and their Subsidiaries only, issue, sell, lease, transfer or assign to any Persons or otherwise dispose of (whether in one transaction or a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired), or (d) make any Investment except Permitted Investments.
8.4Restrictions on Debt. With respect to CRT, the Borrower and their Subsidiaries, (a) create, incur or assume any Debt, or make any voluntary prepayments of any Debt in respect of which it is an obligor, (b) enter into, acquiesce, suffer or permit any amendment, restatement or other modification of the documentation evidencing and/or securing any Debt under which it is an obligor or (c) increase the amount of any Debt existing as of the Closing Date; except with respect to the following (singly and collectively, “Permitted Debt”):
(a)Debt under this Agreement. The Obligations;
(b)Individual Property Debt. Debt of Borrower, CRT and/or any Borrower Subsidiary (other than any Loan Party or the owner of any Held For Sale Property) that is non-recourse (subject to customary non-recourse carve outs for Borrower and CRT) secured by mortgage, deed of trust or similar security instrument on an Individual Property other than a Held for Sale Property, provided that the Borrower will be in compliance with the Financial Covenants considering the consequences of the incurrence of such Debt;

(c)Ordinary Course. Debt incurred in the ordinary course of business for the purchase of goods or services which are payable, without interest, within ninety (90) days of billing;
(d)Personal Property Leases. Debt under personal property financing leases entered into in the ordinary course of business with respect to equipment, fixtures, furniture, furnishings and similar asset;
(e)The Debt of the Borrower existing under the Credit Agreement dated as of April 4, 2025 entered into between the Borrower and KeyBank National Association as administrative agent and lender; and
(f)Other Debt. Debt, whether secured or unsecured, of a type not contemplated by any of the foregoing, for which Required Lenders’ prior written consent has been obtained.
(g)
8.5Other Business. With respect to CRT, the Borrower and their Subsidiaries, enter into any line of business or make any material change in the nature of its business, purposes or operations, or undertake or participate in activities other than the continuance of its present business except (x) as otherwise specifically permitted by this Agreement or the other Loan Documents or (y) as would not reasonably be expected to have a Material Adverse Effect.
8.6Change of Control. With respect to any of the Loan Parties, permit or otherwise suffer to occur any Change of Control.
8.7Bankruptcy Filings. With respect to any of the Loan Parties, file a petition under any Debtor Relief Laws for the liquidation of all or a major portion of its assets or property.
8.8Investment Company. With respect to any of the Loan Parties, become an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
8.9Use of Proceeds. With respect to any of the Loan Parties, permit the proceeds of the Loan, or any other accommodation at any time made hereunder, to be used for any purpose which entails a violation of, or is inconsistent with, Regulation T, U or X of the Board, any applicable anti-money laundering law or Anti-Corruption Law, or for any purpose other than to (i) pay fees, costs and expenses relating to the closing of the Facility and (ii) finance the Borrower’s share repurchase program for CRT’s existing CRT Preferred Stock.
8.10Distributions. With respect to CRT, the Borrower and their Subsidiaries, authorize, declare, or pay any Distributions on behalf of the Borrower (including by way of a Division), except for Permitted Distributions.
9.SPECIAL PROVISIONS.
9.1Legal Requirements. Any Designated Loan Party may contest in good faith any claim, demand, levy or assessment under any Laws by any Person or entity if: (i) the contest is based upon a material question of Law or fact raised by the Designated Loan Party in good faith; (ii) such Designated Loan Party properly commences and thereafter diligently pursues the contest; (iii) the contest will not materially impair the ability to ultimately comply with the contested Law should the contest not be successful; and (iv) such contest could not reasonably be expected to have a Material Adverse Effect. For the avoidance of doubt, nothing herein shall restrict the right of WHLR or any Affiliate thereof other than a Designated Loan Party to contest any claim, demand, levy or assessment under any Laws.
9.2Payment of Obligations. Upon the payment in full of the Obligations, in immediately available funds, including, without limitation, all unreimbursed costs and expenses of the Administrative Agent and of each Lender for which the Borrower is responsible (but excluding any contingent indemnity or reimbursement obligations, and the termination of this Agreement, the Administrative Agent shall execute and deliver such documents and termination statements as the Borrower or any other Loan Party reasonably requests to evidence such termination. However, such termination by the Administrative Agent shall not be deemed to terminate or release any Person from any obligation or liability under the Loan Documents which specifically by its terms survives the payment in full of the Obligations.
10.EVENTS OF DEFAULT.
The following provisions deal with Defaults, Events of Default, notice, grace and cure periods, and certain rights of the Administrative Agent and the Lenders following an Event of Default.
10.1Default and Events of Default. The term “Default” as used herein or in any of the other Loan Documents shall mean any fact or circumstance which constitutes, or upon the lapse of time, or giving of notice, or both, could constitute, an Event of Default. The occurrence of any of the following events, continuing uncured beyond any applicable grace, notice or cure period, respectively, shall constitute an event of default (“Event of Default”). Upon the occurrence of any Event of Default described in Section 10.1.8, any and all Obligations shall become due and payable without any further act on the part of the Administrative Agent. Upon the occurrence of any other Event of Default, the Administrative Agent may, and upon the request of the Required Lenders shall, declare that any and all Obligations shall become immediately due and payable.
10.1.1Failure to Pay the Loan. The failure by the Borrower to pay when due any principal of, interest on, or fees in respect of, any Loan, and the specific grace period, if any, allowed for the default in question in Section 10.2 or elsewhere in this Agreement or in the Security Documents or any other Loan Document shall have expired without such default having been cured.
10.1.2Failure to Make Other Payments. The failure by the Borrower to pay when due (or upon demand, if payable on demand) any payment Obligation other than any payment Obligation on account of the principal of, or interest on, or fees in respect of, the Loan, and the specific grace period, if any, allowed for the default in question in Section 10.2 or elsewhere in this Agreement or in the Security Documents or any other Loan Document shall have expired without such default having been cured.
10.1.3Security Documents and Loan Documents. Any other default in the performance of any term or provision of the Security Documents or of any of the other Loan Documents, or a breach, or other failure to satisfy, any other term, provision, condition or warranty under the Security Documents or of any of the other Loan Documents, and the specific grace period, if any, allowed for the default in question in Section 10.2 or elsewhere in this Agreement or in the Security Documents or in any other Loan Document shall have expired without such default having been cured.
10.1.4RESERVED.

10.1.5Representations and Warranties. If any representation or warranty made by the Borrower or by any of the other Loan Parties in the Loan Documents was untrue or misleading in any material respect as of the date made, including, without limitation, all representations and warranties made as of the Closing Date in Article 6 herein and the specific grace period, if any, allowed for the default in question in Section 10.2 or elsewhere in this Agreement or in the Security Documents or in any other Loan Documents shall have expired without such default having been cured.
10.1.6Affirmative Covenants. The breach of any covenant contained in Article 7 herein, and the specific grace period, if any, allowed for the default in question in Section 10.2 or elsewhere in this Agreement or in the Security Documents or in any other Loan Documents shall have expired without such default having been cured.
10.1.7Negative Covenants. The breach of any covenant contained in Article 8 herein and the specific grace period, if any, allowed for the default in question in Section 10.2 or elsewhere in this Agreement or in the Security Documents or in any other Loan Documents shall have expired without such default having been cured.
10.1.8Financial Status and Insolvency. Any Loan Party shall: (i) admit in writing in a pleading filed in a legal proceeding (other than in a legal proceeding filed by or on behalf of any Lender) to its inability to pay its debts generally as they become due; (ii) file a petition in bankruptcy or a petition to take advantage of any insolvency act; (iii) make an assignment for the benefit of creditors; (iv) consent to the appointment of a receiver, liquidator or trustee of itself or of the whole or any substantial part of its properties or assets (other than at the request of Administrative Agent or any Lender); (v) file a petition or answer seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the Federal Bankruptcy laws or any other applicable Law; (vi) have a court of competent jurisdiction enter an order, judgment or decree appointing a receiver, liquidator or trustee of a Loan Party, or of the whole or any substantial part of the property or assets of a Loan Party, and such order, judgment or decree shall remain unvacated or not set aside or unstayed for ninety (90) days; (vii) have a petition filed against it seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the Federal Bankruptcy laws or any other applicable Law and such petition shall remain undismissed or unbonded for ninety (90) days; (viii) have, under the provisions of any other Law for the relief or aid of debtors, any court of competent jurisdiction assume custody or control of a Loan Party or of the whole or any substantial part of its property or assets and such custody or control shall remain unterminated or unstayed for ninety (90) days; or (ix) have an attachment or execution levied against any substantial portion of the property of a Loan Party which is not discharged or dissolved by a bond within sixty (60) days. For the avoidance of doubt, appointment of a receiver or a Person functioning in a similar capacity for any properties owned directly or indirectly by the Loan Parties shall not constitute a Default or an Event of Default.
10.1.9Loan Documents. (a) Any material provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all Obligations, ceases to be in full force and effect and the specific grace period, if any, allowed for the default in question in Section 10.2 or elsewhere in this Agreement or in the Security Documents or any other Loan Document shall have expired without such default having been cured, (b) any Loan Party contests in any manner the validity or enforceability of any Loan Document, or (c) other than as expressly permitted hereunder or thereunder or in connection with a payment in full of the Loan, any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document.
10.1.10Judgments. One or more judgments or decrees shall be entered against Borrower or any Loan Party involving a liability (not paid or fully covered (subject to deductibles) by a reputable and solvent insurance company or to the extent not so covered, would have a Material Adverse Effect), and such judgments and decrees either shall be final and non-appealable or shall not be vacated, discharged or stayed or bonded pending appeal for any period of sixty (60) consecutive days.
10.1.11ERISA. (a) If (i) any Plan shall be deemed to be in “at risk status” (as defined in Section 430(i)(4) of the Code), (ii) any Plan shall have had or is likely to have a trustee appointed to administer such Plan, (iii) any Plan is, shall have been or is likely to be terminated or to be the subject of a distress termination proceeding under ERISA, (iv) a minimum required contribution (as defined in Section 430(a) of the Code) for a Plan has not been timely made, (v) a Loan Party or any ERISA Affiliate has incurred or is likely to incur a liability to or on account of a Plan under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 401(a)(29), 4971, 4975 or 4980 of the Code, or (vi) a Loan Party has incurred or is likely to incur liabilities pursuant to one or more employee welfare benefit plans (as defined in Section 3(l) of ERISA) that primarily provide health and welfare benefits to retired employees or other former employees (other than as required by Section 601 et seq. of ERISA) and any of the foregoing would reasonably be expected to have a Material Adverse Effect; (b) if there shall result from any event or events described in clauses (a)(i), (a)(ii), (a)(iii), (a)(iv) or (a)(v) of this Section 10.1.11 the imposition of a lien, the granting of a security interest, or a liability or a material risk of incurring a liability which would reasonably be expected to have a Material Adverse Effect; or (c) if any such lien, security interest or liability is imposed or granted and, individually, and/or in the aggregate, in the reasonable opinion of the Administrative Agent would reasonably be expected to have a Material Adverse Effect.
10.1.12Change of Control. If a Change of Control shall occur.
10.1.13Guarantor Account. Failure at any time to satisfy the Guarantor Collateral Account Covenant.
10.1.14Generally. A default by the Borrower in the performance of any term, provision or condition of this Agreement to be performed by the Borrower, or a breach, or other failure to satisfy, any other term provision, condition, covenant or warranty under this Agreement and such default remains uncured beyond any applicable specific grace period provided for in this Agreement or in any Security Document or any other Loan Document, including, without limitation, as set forth in Section 10.2 below.
10.2Grace Periods and Notice. As to each of the foregoing events the following provisions relating to grace periods and notice shall apply:
10.2.1No Notice or Grace Period. There shall be no grace period and no notice provision with respect to the payment of principal at maturity and/or in connection with a Mandatory Principal Prepayment (except as provided in Section 2.3.8) and no grace period and no notice provision with respect to defaults related to the voluntary filing of bankruptcy or reorganization proceedings or an assignment for the benefit of creditors, or subject to Sections 10.2.3, and 10.2.4, with respect to a breach of warranty or representation under Article 6, or, subject to Sections 10.2.3 and 10.2.5 with respect to the breach of any of the affirmative covenants set forth in Article 7 (unless a grace or cure period is specifically provided for therein) or, subject to Sections 10.2.3, and 10.2.5, with respect to the breach of any of the negative covenants set forth in Article 8.
10.2.2Nonpayment of Interest. As to the nonpayment of interest there shall be a three (3) Business Day grace period without any requirement of notice from the Administrative Agent.
10.2.3Other Monetary Defaults. All other monetary defaults shall have a five (5) Business Day grace period following written notice from the Administrative Agent.
10.2.4Nonmonetary Defaults Capable of Cure. As to non-monetary Defaults which are reasonably capable of being cured or remedied, unless there is a specific shorter or longer grace period provided for in this Credit Agreement or in another Loan Document, there shall be a thirty (30) day grace period following such Default; provided that if such Default would reasonably require more than thirty (30) days to cure or remedy, such longer period as requested by the Borrower but in no event longer than ninety (90) days following such Default.
11.REMEDIES.
11.1Remedies. Upon the occurrence and during the continuance of an Event of Default, whether or not the Obligations evidenced by this Agreement shall be due and payable or the Administrative Agent shall have instituted any action for the enforcement of the Loan Documents, the Administrative Agent may in its sole and absolute discretion, and shall upon the direction of the Required Lenders, in addition to any other remedies which the Administrative Agent may have hereunder or under the other Loan Documents, or otherwise, and not in limitation thereof:
11.1.1Accelerate Debt. Terminate the Total Commitment and/or declare the Obligations immediately due and payable (provided that in the case of a voluntary petition in bankruptcy filed by Borrower or an involuntary petition in bankruptcy filed against Borrower (after expiration of the grace period, if any, set forth in Section 10.1.8), such acceleration shall be automatic).
11.1.2Pursue Remedies. Pursue any and all remedies provided for hereunder, under any one or more of the other Loan Documents, and/or otherwise.
11.2Distribution of Liquidation Proceeds. Subject to the terms and conditions of this Agreement, the Administrative Agent shall distribute all Liquidation Proceeds in the order and manner set forth below:
First: To the Administrative Agent, towards any fees and any expenses for which the Administrative Agent is entitled to reimbursement under this Agreement or the other Loan Documents not theretofore paid to the Administrative Agent.
Second: To all applicable Lenders in accordance with their proportional share based upon their respective Commitment Percentages until all Lenders have been reimbursed for all fees and expenses which such Lenders have previously paid to the Administrative Agent and not theretofore paid to such Lenders.
Third: Pari passu, to all applicable Lenders in accordance with their proportional share based upon their respective Commitment Percentages until all Lenders have been paid in full all principal and interest due to such Lenders under the Loan, with each Lender applying such proceeds for purposes of this Agreement first against the outstanding principal balance due to such Lender under the Loan and then to accrued and unpaid interest due under the Loan.
Fourth: To all applicable Lenders in accordance with their proportional share based upon their respective Commitment Percentages until all Lenders have been paid in full all other amounts due to such Lenders under the Loan Documents including, without limitation, any costs and expenses incurred directly by such Lenders to the extent such costs and expenses are reimbursable to such Lenders by the Borrower under the Loan Documents.
Fifth: To the Borrower or such third parties as may be entitled to claim Liquidation Proceeds.
11.3Power of Attorney. For the purpose of exercising the rights granted by this Article 11, as well as any and all other rights and remedies of Administrative Agent under the Loan Documents, the Borrower hereby irrevocably constitutes and appoints the Administrative Agent its true and lawful attorney-in-fact, with full power to substitute any successor Administrative Agent permitted by this Agreement, upon and following any Event of Default which is continuing, to execute, acknowledge and deliver any instruments and to do and perform any acts in the name and on behalf of the Borrower, in each case which the Borrower is obligated under the Loan Documents to execute, acknowledge and deliver, or to do and perform, as applicable, but has failed to do so after written demand by Administrative Agent. In connection with the foregoing power of attorney, the Borrower hereby grants unto the Administrative Agent (acting through any of its officers) full power to do any and all things necessary or appropriate in connection with the exercise of such powers as fully and effectually as the Borrower might or could do, hereby ratifying all that said attorney shall do or cause to be done by virtue of this Agreement. The foregoing power of attorney shall not be affected by any disability or incapacity suffered by the Borrower and shall survive the same. All powers conferred upon the Administrative Agent by this Agreement, being coupled with an interest, shall be irrevocable until this Agreement is terminated by a written instrument executed by a duly authorized officer of the Administrative Agent.
12.SECURITY INTEREST AND SET-OFF.
12.1Security Interest. The Borrower hereby grants to the Administrative Agent and each of the Lenders, (a) a continuing lien, security interest and right of setoff (with setoff being subject to Section 12.2) as security for all of the Obligations, upon and against all accounts and any related deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Administrative Agent or any of the Lenders or any of their respective successors and assigns, or in transit to any of them and (b) a continuing lien and security interest in each Operating Account as security for all of the Obligations.
12.2Set-Off/Sharing of Payments. If any Event of Default occurs and is continuing, any such deposits, balances or other sums credited by or due from Administrative Agent or any of the Lenders, or from any of their respective Affiliates, to the Borrower may to the fullest extent not prohibited by applicable Law at any time or from time to time, without regard to the existence, sufficiency or adequacy of any other collateral, and without notice or compliance with any other condition precedent now or hereafter imposed by statute, rule of law or otherwise, all of which are hereby waived, be set off, appropriated and applied by the Administrative Agent against any or all of Borrower’s Obligations that are then due and payable. Within five (5) Business Days of making any such set off, appropriation or application, the Administrative Agent agrees to notify the Borrower thereof, provided the failure to give such notice shall not affect the validity of such set off or appropriation or application. ANY AND ALL RIGHTS TO REQUIRE THE ADMINISTRATIVE AGENT OR ANY OF THE LENDERS TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF THE BORROWER, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.
12.3Right to Freeze. The Administrative Agent and each of the Lenders shall also have the right, at its option, upon the occurrence and during the continuance of any Event of Default, to freeze, block or segregate any such deposits, balances and other sums so that the Borrower may not access, control or draw upon the same.
12.4Additional Rights. The rights of the Administrative Agent, the Lenders and each of their respective Affiliates under this Article 12 are in addition to, and not in limitation of, other rights and remedies, including other rights of set off, which the Administrative Agent or any of the Lenders may have.
13.THE ADMINISTRATIVE AGENT AND THE LENDERS.
13.1Rights, Duties and Immunities of the Administrative Agent.
13.1.1Appointment of Administrative Agent. Each of the Lenders hereby irrevocably appoints KeyBank to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Section 13.1 (other than Sections 13.1.10, and as may be limited by Sections 13.2.4 and 13.3.2) are solely for the benefit of the Administrative Agent and the Lenders, and neither the Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions or be bound by such provisions.
13.1.2No Other Duties, Etc. Anything herein to the contrary notwithstanding, neither the Arranger nor any other titled agents shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent or a Lender hereunder.
13.1.3Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.
13.1.4Exculpatory Provisions.

(a)The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing (but subject to Section 13.1.4(b)), the Administrative Agent:
(i)shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;
(ii)shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Law; and
(iii)shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.
(b)The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary), or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 11.2 and 13.4.1 or (ii) in the absence of its own (or its officers’, directors’, employees’, agents’, attorneys in fact or Affiliates’) gross negligence or willful misconduct.
(c)The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article 5 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
13.1.5Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of the Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of the Loan. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
13.1.6Notice of Default. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Borrower or a Lender.
13.1.7Lenders’ Credit Decisions. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
13.1.8Administrative Agent’s Reimbursement and Indemnification. The Lenders agree to reimburse and indemnify the Administrative Agent, ratably in proportion to their respective Commitment Percentages, for (i) any amounts not reimbursed by the Borrower for which the Administrative Agent is entitled to reimbursement by the Borrower under this Credit Agreement or the other Loan Documents, (ii) any other expenses incurred by the Administrative Agent on behalf of the Lenders in connection with the preparation, execution, delivery, administration, amendment, waiver and/or enforcement of this Credit Agreement and the other Loan Documents, and (iii) any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of this Credit Agreement or the other Loan Documents or any other document delivered in connection therewith or any transaction contemplated thereby, or the enforcement of any of the terms hereof or thereof, provided that no Lender shall be liable for any of the foregoing to the extent that they arise from the gross negligence or willful misconduct of the Administrative Agent. If any indemnity furnished to the Administrative Agent for any purpose shall, in the opinion of the Administrative Agent, be insufficient or become impaired, the Administrative Agent may call for additional indemnity and cease, or not commence, to do the action indemnified against until such additional indemnity is furnished.
13.1.9Administrative Agent in its Individual Capacity. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower, CRT or any Borrower Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

13.1.10Successor Administrative Agent. The Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with and, if such appointment is prior to the occurrence and continuation of an Event of Default, with the prior approval of, the Borrower, such approval not to be unreasonably withheld or delayed, to appoint a successor, which successor shall be (a) a Lender hereunder, and (b) a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, at the direction and with the consent of the Borrower, on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Section and Section 15.9 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.
13.1.11Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise.
(a)to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loan and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable out-of-pocket expenses actually incurred, and disbursements and advances actually made, by the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.4, and 15.9) allowed in such judicial proceeding; and

(b)to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same.
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable out-of-pocket expenses actually incurred, and disbursements and advances actually made, by the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.4 and 15.9.
Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.
13.1.12Collateral and Guaranty Matters. The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion,
(a)to release or assign any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon payment in full of all Obligations (other than contingent indemnification obligations), (ii) that is (1) sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document or (2) refinanced or to be refinanced as permitted hereunder or under any other Loan Document, or (iii) subject to Section 13.4.1, if approved, authorized or ratified in writing by the Required Lenders;
(b)to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted hereunder; and
(c)to release any Guarantor from its obligations under the Guaranty, and the other Loan Documents if such Person ceases to be a Subsidiary or an owner of a Collateral Property as a result of a transaction permitted hereunder.
Upon request by the Administrative Agent at any time, the Required Lenders will promptly confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty, and the other Loan Documents pursuant to this Section 13.1.12.
13.2Respecting Loans and Payments.
13.2.1Adjustments. If, after the Administrative Agent has paid each Lender’s proportionate share of any payment received or applied by the Administrative Agent in respect of the Loan and other Obligations, that payment is rescinded or must otherwise be returned or paid over by the Administrative Agent, whether pursuant to any Debtor Relief Law, sharing of payments clause of any Credit Agreement or otherwise, such Lender shall, at the Administrative Agent’s request, promptly return its proportionate share of such payment or application to the Administrative Agent, together with such Lender’s proportionate share of any interest or other amount required to be paid by the Administrative Agent with respect to such payment or application.
13.2.2Setoff. If any Lender (including the Administrative Agent), acting in its individual capacity, shall exercise any right of setoff against a deposit balance or other account of the Borrower held by such Lender on account of the obligations of the Borrower under this Credit Agreement, such Lender shall remit to the Administrative Agent all such sums received pursuant to the exercise of such right of setoff, and the Administrative Agent shall apply all such sums for the benefit of all of the Lenders hereunder in accordance with the terms of this Credit Agreement.
13.2.3Distribution by the Administrative Agent. If in the opinion of the Administrative Agent distribution of any amount received by it in such capacity hereunder or under any of the other Loan Documents might involve any liability, it may refrain from making distribution until its right to make distribution shall have been adjudicated by a court of competent jurisdiction or has been resolved by the mutual consent of all Lenders. In addition, the Administrative Agent may request full and complete indemnity, in form and substance satisfactory to it, prior to making any such distribution. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Administrative Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Administrative Agent its proportionate share of the amount so adjudged to be repaid or shall pay over to the same in such manner and to such Persons as shall be determined by such court.
13.2.4Removal or Replacement of a Lender. If any Lender requests compensation under Sections 2.6.1 or 2.6.2, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.8, or if any Lender is a Defaulting Lender, then in addition to, and not in limitation of, the rights and remedies that may be available to the Borrower at law or in equity, the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 13.3), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:
(a)The Administrative Agent shall be paid the assignment fee specified in Section 13.3.2(d);
(b)Such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 2.3.15) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);
(c)In the case of any such assignment resulting from a claim for compensation under Sections 2.6.1 or 2.6.2 or payments required to be made pursuant to Section 2.8, such assignment will result in a reduction in such compensation or payments thereafter; and
(d)Such assignment does not conflict with applicable Laws.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.
13.2.5Holders. The Administrative Agent may deem and treat the Lender designated in the Register as the proportionate owner of such interest in the Obligations for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Administrative Agent. Any request, authority or consent of any Person or entity who, at the time of making such request or giving such authority or consent, is the holder of any designated interest in the Obligations shall be conclusive and binding on any subsequent holder, transferee or endorsee, as the case may be, of such interest in the Obligations.
13.2.6Erroneous Payments.
(a)If the Administrative Agent (x) notifies a Lender, or any Person who has received funds on behalf of a Lender (any such Lender or other recipient, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender or other Payment Recipient on its behalf) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and (y) demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and such Lender shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.
(b)Without limiting immediately preceding clause (a), each Lender or any Person who has received funds on behalf of a Lender hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) in each case:
(i)(A) in the case of immediately preceding clauses (x) or (y), an error shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and
(ii)such Lender shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of such error) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 13.2.6(b).
(c)Each Lender hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender from any source, against any amount due to the Administrative Agent under immediately preceding clause (a) or under the indemnification provisions of this Agreement.
(d)In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with immediately preceding clause (a), from any Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Lender at any time, (i) such Lender shall be deemed to have assigned its Loans with respect to which such Erroneous Payment was made in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans, the “Erroneous Payment Deficiency Assignment”) at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance), and is hereby (together with the Borrower) deemed to execute and deliver an Assignment and Assumption (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an electronic platform approved by Administrative Agent as to which the Administrative Agent and such parties are participants) with respect to such Erroneous Payment Deficiency Assignment, and such Lender shall deliver any Notes evidencing such Loans to the Borrower or the Administrative Agent, (ii) the Administrative Agent as the assignee Lender shall be deemed to acquire the Erroneous Payment Deficiency Assignment, (iii) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender shall cease to be a Lender hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender and (iv) the Administrative Agent may reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. The

Administrative Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment in accordance with, and subject to the terms and conditions of, this Agreement, and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender (and/or against any recipient that receives funds on its respective behalf). For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender and such Commitments shall remain available in accordance with the terms of this Agreement. In addition, each party hereto agrees that, except to the extent that the Administrative Agent has sold a Loan (or portion thereof) acquired pursuant to an Erroneous Payment Deficiency Assignment, and irrespective of whether the Administrative Agent may be equitably subrogated, the Administrative Agent shall be contractually subrogated to all the rights and interests of the applicable Lender under the Loan Documents with respect to each Erroneous Payment Return Deficiency (the “Erroneous Payment Subrogation Rights”).
(e)The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Loan Party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower or any other Loan Party for the purpose of making such Erroneous Payment; provided that this Section 13.2.6 shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Obligations of the Borrower relative to the amount (and/or timing for payment) of the Obligations that would have been payable had such Erroneous Payment not been made by the Administrative Agent
(f)To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine
(g)Each party’s obligations, agreements and waivers under this Section 13.2.6 shall survive the resignation or replacement of the Administrative Agent in accordance with the terms and conditions of this Agreement, any transfer of rights or obligations by, or the replacement of, a Lender in accordance with the terms and conditions of this Agreement, and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.
13.3Assignments by Lenders.
13.3.1Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 13.3.2, (ii) by way of participation in accordance with the provisions of Section 13.3.4, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 13.3.6 (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 13.3.6 and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
13.3.2Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that any such assignment must satisfy each of the following conditions:
(a)Minimum Amounts.
(i)in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender (other than a Defaulting Lender), an Affiliate of a Lender (other than a Defaulting Lender) or an Approved Fund, no minimum amount need be assigned; and
(ii)in any case not described in Section 13.3.2(a)(i), the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $2,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met.
(b)Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned.
(c)Required Consents. The assigning Lender shall have obtained:
(i)the prior written consent of the Borrower, unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; and
(ii)the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed), unless such assignment is to a

Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender.
(d)Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.
(e)No Assignment to Borrower. No such assignment shall be made to CRT, the Borrower or any of the Borrower’s Affiliates or Subsidiaries.
(f)No Assignment to Natural Persons. No such assignment shall be made to a natural Person.
(g)Defaulting Lender. No such assignment shall be made to a Defaulting Lender.
(h)Sanctioned Person. No such assignment shall be made to a Sanctioned Person.
Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 13.2.3, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 2.8, 2.6.1, 2.6.2, 2.3.15, and 15.9 with respect to facts and circumstances occurring prior to the effective date of such assignment and subject to any liabilities accruing prior to the effective date of such assignment. Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender and if the assigning Lender has not assigned all of its interest in the Loan, a new Note to the assigning Lender; provided that (i) such new Note shall be dated the effective date of such Assignment and Acceptance and shall be otherwise in the form of Exhibit B and (ii) the assigning Lender covenants to return any outstanding Note to the Borrower or to provide a lost note indemnity in lieu thereof. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.
13.3.3Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
13.3.4Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural Person or CRT or the Borrower or any of the Borrower’s or CRT’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitments and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.
Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 13.4.1 that affects such Participant. Subject to Section 13.3.5, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.8 (subject to the requirements and limitations therein, including the requirements under Section 2.8.5; it being understood that the documentation required under Section 2.8.5 shall be delivered to the participating Lender), 2.6.1, 2.6.2 and 2.3.15 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 13.3.2; provided that such Participant agrees to be subject to the provisions of Section 2.6.7 as if it were a Lender and had acquired its interest by assignment pursuant to Section 13.3.2. To the extent permitted by Law, each Participant also shall be entitled to the benefits of Section 12.2 as though it were a Lender, provided such Participant agrees to be subject to Section 12.2 as though it were a Lender.
Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant's interest in any Commitments, Loans, or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan or other obligation under any Loan Document is in registered form under Section 5f.103-1(c) of the United States

Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
13.3.5Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Sections 2.8, 2.3.15, 2.6.1 or 2.6.2 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent, provided in no instance shall the Borrower’s Obligations be increased as a result thereof. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.8 unless the Borrower is notified of the participation sold to such Participant and such Participant complies with Section 2.8.5 as though it were a Lender (it being understood that the documentation required under Section 2.8.5 shall be delivered to the participating Lender).
13.3.6Certain Pledges. Any Lender may at any time pledge all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge to secure obligations to a Federal Reserve Bank; provided that no such pledge or foreclosure with respect to any such pledge shall release such Lender from any of its obligations hereunder or substitute any such pledgee for such Lender as a party hereto.
13.4Administrative Matters.
13.4.1Amendment, Waiver, Consent, Etc. Except as otherwise provided herein or as to any term or provision hereof which specifically provides for the consent or approval of the Administrative Agent, the Required Lenders and/or the Lenders, as applicable, no term or provision of this Credit Agreement or any other Loan Document may be changed, waived, discharged or terminated, nor may any consent required or permitted by this Credit Agreement or any other Loan Document be given, unless such change, waiver, discharge, termination or consent receives the written approval of the Required Lenders; provided that, no such waiver and no such amendment, waiver, supplement, modification or release shall:
(a)postpone any date fixed by this Agreement or any other Loan Document for any payment or mandatory prepayment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby,
(b)amend, modify or waive any provision of this Section 13.4 without the written consent of each Lender,
(c)reduce the principal of, or the rate of interest specified herein on, any Loan, or (subject to clause (iv) of the proviso at the end of this Section 13.4.1) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest at the Default Rate,
(d)change the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder without the written consent of each Lender,
(e)extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 11) without the written consent of such Lender,
(f)release or waive any guaranty of the Obligations or indemnifications provided in the Loan Documents except to the extent the release of the Guarantor is permitted by this Agreement (in which case such release may be made by the Administrative Agent acting alone) without the written consent of each Lender;
(g)require or accept any Collateral for the benefit of the Lenders other than on a pro rata basis, without the written consent of each Lender;
(h)require or accept one or more guarantees for the benefit of the Lenders other than on a pro rata basis, without the written consent of each Lender; or
(i)change Section 11.2 or Section 12.2 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender;
and, provided further, that no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender.
13.4.2Deemed Consent or Approval. With respect to any requested amendment, waiver, consent or other action which requires the approval of the Required Lenders or all of the Lenders, as the case may be, in accordance with the terms of this Credit Agreement, or if the Administrative Agent is required hereunder to seek, or desires to seek, the approval of the Required Lenders or all of the Lenders, as the case may be, prior to undertaking a particular action or course of conduct, the Administrative Agent in each such case shall provide each Lender with written notice of any such request for amendment, waiver or consent or any other requested or proposed action or course of conduct, accompanied by such detailed background information and explanations as may be reasonably necessary to determine whether to approve or disapprove such amendment, waiver, consent or other action or course of conduct. The Administrative Agent may (but shall not be required to unless so requested by the Borrower) include in any such notice, printed in capital letters or boldface type, a legend substantially to the following effect:
“THIS COMMUNICATION REQUIRES IMMEDIATE RESPONSE. FAILURE TO RESPOND WITHIN TEN (10) CALENDAR DAYS FROM THE RECEIPT OF THIS COMMUNICATION SHALL CONSTITUTE A DEEMED APPROVAL BY THE ADDRESSEE OF THE ACTION REQUESTED BY THE BORROWER OR THE COURSE OF CONDUCT PROPOSED BY THE ADMINISTRATIVE AGENT AND RECITED ABOVE”,
and if (and only if) the foregoing legend is included by the Administrative Agent in its communication, a Lender shall be deemed to have approved or consented to such action or course of conduct for all purposes hereunder if such Lender fails to object to such action or course of conduct by written notice to the Administrative Agent within ten (10) calendar days of such Lender’s receipt of such notice.
13.4.3Loan Party Reliance. Notwithstanding anything to the contrary contained in this Agreement or any of the other Loan Documents, each Lender agrees that Administrative Agent shall be the sole party from whom Borrower and the other Loan Parties shall be required to seek any consent or approval under the Loan Documents (provided that Borrower acknowledges that as between Administrative Agent and the Lenders, Administrative Agent shall be obligated to comply with the requirements of Sections 13.4.1 and 13.4.2 above, but the Loan Parties may rely on any consent, approval or waiver granted by Administrative Agent, and any amendment to any Loan Documents entered into by Administrative Agent, and that same shall be binding on each Lender, without the Loan Parties having any obligation to verify that Administrative Agent has complied with the requirements set forth in Sections 13.14.1 or 13.14.2 above).
14.RESERVED.
15.GENERAL PROVISIONS.
15.1Notices.
(a)Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:
(i)if to the Borrower or the Administrative Agent, to the address, electronic mail address or telephone number specified for such Person on Schedule 15.1; and

(ii)if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire.
Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received. Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).
(b)Electronic Communications. Notices and other communications to a Lender hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Section 2 if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.
Unless the Administrative Agent or the Borrower otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.
(c)The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to the Borrower, any Lender or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).
(d)Change of Address, Etc. Each of the Borrower and the Administrative Agent may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Borrower and the Administrative Agent. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States Federal or state securities Laws.
(e)Reliance by Administrative Agent and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Loan Notice) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as reasonably understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify the Administrative Agent, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.
15.2Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.
15.3[Reserved].
15.4[Reserved].
15.5Parties Bound. The provisions of this Agreement and of each of the other Loan Documents shall be binding upon and inure to the benefit of the Borrower and the Administrative Agent and each of the Lenders and their respective successors and assigns, except as otherwise prohibited by this Agreement or any of the other Loan Documents.
This Agreement is a contract by and among the Borrower, the Administrative Agent and each of the Lenders for their mutual benefit, and no third Person shall have any right, claim or interest against either Administrative Agent, any of the Lenders or the Borrower by virtue of any provision hereof.
15.6Governing Law; Consent to Jurisdiction; Mutual Waiver of Jury Trial.
15.6.1GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
15.6.2SUBMISSION TO JURISDICTION. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK LOCATED WITHIN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENTS, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENTS SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENTS AGAINST THE BORROWER OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
15.6.3WAIVER OF VENUE. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENTS IN ANY COURT REFERRED TO IN SECTION 15.6.2. EACH

OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
15.6.4SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 15.1. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
15.6.5WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
15.7Survival. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied (but shall not be deemed to be remade at any point unless expressly provided for herein). Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf, except to the extent that Administrative Agent or any Lender has actual knowledge that such representation or warranty was not true and correct when made.
15.8Cumulative Rights. All of the rights of the Administrative Agent and the Lenders hereunder and under each of the other Loan Documents and any other agreement now or hereafter executed in connection herewith or therewith, shall be cumulative and may be exercised singly, together, or in such combination as Administrative Agent may determine in its sole good faith judgment.
15.9Expenses; Indemnity; Damage Waiver.
15.9.1Costs and Expenses. The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and Arranger (including the reasonable out-of-pocket fees, charges and disbursements of counsel for the Administrative Agent and Arranger), in connection with the syndication of the Loan, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), and (ii) all reasonable out-of-pocket expenses incurred by the Administrative Agent (including the reasonable out-of-pocket fees, charges and disbursements of any counsel for the Administrative Agent), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.
15.9.2Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender, and each Related Party of any of the foregoing Persons, (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee, but excluding special, indirect, consequential and punitive damages, as opposed to direct or actual damages other than to the extent actually payable by an Indemnitee to a third party), incurred by any Indemnitee or asserted against any Indemnitee by any third party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents, (ii) the use of the proceeds of the Loan, or (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of any Indemnitee or (y) result from a claim brought by the Borrower or any other Loan Party against an Indemnitee for breach of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrower or such other Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.
15.9.3Reimbursement by Lenders. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required hereunder Sections 15.9.1 or 15.9.2 to be paid by it to the Administrative Agent (or any sub-agent thereof) or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent) or such Related Party, as the case may be, such Lender’s Commitment Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) in connection with such capacity. The obligations of the Lenders under this Section 15.9.3 are subject to the provisions of Section 12.2.
15.9.4Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable Law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, and the Administrative Agent and each Lender shall not assert, and hereby waives any claim against a Loan Party, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof, with the exception of any such damages claimed against the Administrative Agent or any Lender by a third party as to which the Administrative Agent and each Lender has a right of indemnification from the Borrower under Section 15.9.2. No Indemnitee referred to in Section 15.9.2 above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from a claim described in clause (x) or (y) of Section 15.9.2.
15.9.5Payments. All amounts due under this Section shall be payable not later than ten (10) Business Days after demand therefor.
15.9.6Survival. The agreements in this Section shall survive the resignation of the Administrative Agent, the replacement of any Lender, and the repayment, satisfaction or discharge of all the other Obligations with respect to events occurring prior to the foregoing.
15.10Regarding Consents. Except to the extent expressly provided herein, any and all consents to be made hereunder by the Administrative Agent, Required Lenders, or Lenders shall be in the discretion of the Party to whom consent rights are given hereunder.
15.11Obligations Absolute. Except to the extent prohibited by applicable Law which cannot be waived or otherwise provided in the Loan Documents, in the event that more than one Loan Party shall be party to any Loan Document or more than one Designated Loan Party shall be party to any Swap Contract that is with the Administrative Agent or any Lender as the counterparty, the Obligations of such Loan Parties or Designated Loan Parties, as applicable, under such Loan Document or Swap Contract shall be joint and several. Except as otherwise provided in the Loan Documents or to the extent prohibited by applicable Law that cannot be waived, the obligations of the Loan Parties under the Loan Documents shall be, absolute, unconditional and irrevocable and shall be paid strictly in accordance with the terms of the Loan Documents and Swap Contracts under all circumstances whatsoever, including, without limitation, the existence of any claim, set off, defense or other right which Borrower or any Loan Party may have at any time against the Administrative Agent or any of the Lenders whether in connection with the Loan, any Swap Contract or any unrelated transaction.
15.12Table of Contents, Title and Headings. Any Table of Contents, the titles and the headings of sections are not parts of this Credit Agreement or any other Loan Document and shall not be deemed to affect the meaning or construction of any of its or their provisions.
15.13Counterparts. This Agreement and any consent, waiver, amendment, supplement or other modification hereto, may be executed in counterparts and by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. This Agreement and each of the other Loan Documents may be delivered by facsimile transmission, by electronic mail, or by other electronic transmission, in portable document format (.pdf), facsimile format, or other electronic format, all with the same force and effect as if the same was a fully executed and delivered original counterpart. Each party to this Agreement and the other Loan Documents (a) agrees that it will be bound by its own Electronic Signature (as such term is defined immediately below), (b) accepts the Electronic Signature of each other party to this Agreement, and (c) agrees that such Electronic Signatures shall be the legal equivalent of manual signatures. The term “Electronic Signature” means (i) the signing party’s manual signature on a signature page, converted by the signing party (or its agent) to facsimile or digital form (such as a .pdf file) and received from the customary email address or customary facsimile number of the signing party (or its counsel or representative), or other mutually agreed-upon authenticated source; or (ii) the signing party’s digital signature executed using a mutually agreed-upon digital signature service provider and digital signature process. The Administrative Agent may, at its option, create one or more copies of this Agreement and any other Loan Document (other than the Note) in an electronic form (“Electronic Copy”), which shall be deemed created in the ordinary course of the Administrative Agent’s business, and (other than the Note) destroy the original paper document. The Administrative Agent may also require that any such documents and signatures be confirmed by a manually signed original thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any permitted facsimile, portable document format (.pdf), electronic record or Electronic Signature. The words “execution,” “executed”, “signed,” “signature,” and words of like import in this paragraph shall, for the avoidance of doubt, be deemed to include Electronic Signatures and the use and keeping of records in electronic form, each of which shall have the same legal effect, validity and enforceability as manually executed signatures and the use of paper records and paper-based recordkeeping systems, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, state laws based on the Uniform Electronic Transactions Act, the New York State Electronic Signatures and Records Act, the Illinois Electronic Commerce Security Act, or any other similar state law.
15.14Intentionally Omitted.
15.15Time Of the Essence. Time is of the essence of each provision of this Agreement and each other Loan Document.
15.16No Oral Change. This Credit Agreement and each of the other Loan Documents may only be amended, terminated, extended or otherwise modified by a writing signed by the party against which enforcement is sought (except no such writing shall be required for any party which, pursuant to a specific provision of any Loan Document, is required to be bound by changes without such party’s assent). In no event shall any oral agreements, promises, actions, inactions, knowledge, course of conduct, course of dealings or the like be effective to amend, terminate, extend or otherwise modify this Credit Agreement or any of the other Loan Documents.
15.17Monthly Statements. While the Administrative Agent may issue invoices or other statements on a monthly or periodic basis (a “Statement”), it is expressly acknowledged and agreed that: (i) the failure of the Administrative Agent to issue any Statement on one or more occasions shall not affect the Borrower’s obligations to make payments under the Loan Documents as and when due; (ii) the inaccuracy of any Statement shall not be binding upon Lenders and so the Borrower shall always remain obligated to pay the full amount(s) required under the Loan Documents as and when due notwithstanding any provision to the contrary contained in any Statement; (iii) all Statements are issued for information purposes only and shall never constitute any type of offer, acceptance, modification, or waiver of the Loan Documents or any of Lenders’ rights or remedies thereunder; and (iv) in no event shall any Statement serve as the basis for, or a component of, any course of dealing, course of conduct, or trade practice which would modify, alter, or otherwise affect the express written terms of the Loan Documents.
15.18No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby, the Borrower and each other Loan Party acknowledges and agrees that: (i) the credit facility provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) are arm’s-length commercial transactions between the Borrower, each other Loan Party and their respective Affiliates, on the one hand, and the Administrative Agent and the Arranger, on the other hand, and the Borrower and each other Loan Party is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents (including any amendment, waiver or other modification hereof or thereof); and (ii) the Administrative Agent and the Arranger have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document) and each of the Borrower and the other Loan Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate. Each of the Borrower and the other Loan Parties hereby waives and releases, to the fullest extent permitted by Law, any claims that it may have against the Administrative Agent and the Arranger with respect to any breach or alleged breach of agency or fiduciary duty. The Administrative Agent, each Lender and their respective affiliates may have economic interests that conflict with those of the Loan Parties, their stockholders and/or their affiliates.
15.19Beneficial Ownership/USA PATRIOT Act. Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrower and each other Loan Party, which information includes the name and address of the Borrower and each other Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower and each other Loan Party in accordance with the Act. The Borrower shall, promptly following a written request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act and the Beneficial Ownership Regulation.
15.20Treatment of Certain Information; Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates, auditors, consultants and to its and its Affiliates’ respective partners, directors, officers, employees, agents, trustees, advisors and representatives to the extent such parties require such information in connection with the transactions contemplated by this Agreement (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the written consent of the Borrower or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than a Loan Party or an Affiliate of a Loan Party. In addition, each of the Administrative Agent and the Lenders may disclose the existence of this Agreement and the information about this Agreement to service providers to the Administrative Agent and the Lenders in connection with the administration and management of this Agreement and the other Loan Documents.

For purposes of this Section, “Information” means all information received from the Borrower, any Subsidiary or any other Loan Party relating to the Borrower, any Subsidiary, or any other Loan Party or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower or any Subsidiary. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
Each of the Administrative Agent and the Lenders acknowledges that (a) the Information may include material non-public information concerning the Borrower or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws.
15.21Acknowledgment Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
(a)In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
(b)As used in this Section 15.21 the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
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IN WITNESS WHEREOF this Agreement has been duly executed and delivered as of the date first written above.
BORROWER:    CEDAR REALTY TRUST PARTNERSHIP, L.P., a Delaware limited partnership

    By:    Cedar Realty Trust, Inc., its general partner

By:	/s/ M. Andrew Franklin
Name: M. Andrew Franklin
Title: Authorized Signatory

[Signature Page to Credit Agreement]

ADMINISTRATIVE
AGENT:                KEYBANK NATIONAL ASSOCIATION

By:	/s/ Tom Schmitt
Name: Tom Schmitt
Title: Senior Vice President

[Signature Page to Credit Agreement]

LENDER:                KEYBANK NATIONAL ASSOCIATION

By:	/s/ Tom Schmitt
Name: Tom Schmitt
Title: Senior Vice President

[Signature Page to Credit Agreement]